                                                                     EXHIBIT 4.1

================================================================================


                              SILGAN CORPORATION,
                                                as Issuer


                                      and


                      THE FIRST NATIONAL BANK OF CHICAGO,
                                                as Trustee






                         -------------------------

                                   Indenture

                           Dated as of June 9, 1997


                         -------------------------


                  9% Senior Subordinated Debentures due 2009




================================================================================

                           CROSS-REFERENCE TABLE
                           ---------------------



TIA Sections                                            Indenture Sections
------------                                            ------------------

(S) 310(a)(1).....................................          7.10
       (a)(2).....................................          7.10
       (b)........................................          7.08
(S) 313(c)........................................          7.06; 11.02
(S) 314(a)........................................          4.17; 11.02
       (a)(4).....................................          4.16; 11.02
       (c)(1).....................................          11.03
       (c)(2).....................................          11.03
       (e)........................................          11.04
(S) 315(b)........................................          7.05; 11.02
(S) 316(a)(1)(A)..................................          6.05
       (a)(1)(B)..................................          6.04
       (b)........................................          6.07
(S) 317(a)(1).....................................          6.08
       (a)(2).....................................          6.09
(S) 318(a)........................................          11.01
       (c)........................................          11.01

Note: The Cross-Reference Table shall not for any purpose be deemed to be a part of the Indenture.

                               TABLE OF CONTENTS
                               -----------------
                                                                          Page
                                                                          ----


                                  ARTICLE ONE
                  DEFINITIONS AND INCORPORATION BY REFERENCE

  SECTION 1.01.  Definitions...............................................  1
  SECTION 1.02.  Incorporation by Reference of Trust Indenture Act......... 22
  SECTION 1.03.  Rules of Construction..................................... 22

                                  ARTICLE TWO
                                THE DEBENTURES

  SECTION 2.01.  Form and Dating........................................... 23
  SECTION 2.02.  Restrictive Legends....................................... 24
  SECTION 2.03.  Execution, Authentication and Denominations............... 26
  SECTION 2.04.  Registrar and Paying Agent................................ 28
  SECTION 2.05.  Paying Agent to Hold Money in Trust....................... 28
  SECTION 2.06.  Transfer and Exchange..................................... 29
  SECTION 2.07.  Book-Entry Provisions for Global Debentures............... 30
  SECTION 2.08.  Special Transfer Provisions............................... 31
  SECTION 2.09.  Replacement Debentures.................................... 34
  SECTION 2.10.  Outstanding Debentures.................................... 35
  SECTION 2.11.  Temporary Debentures...................................... 35
  SECTION 2.12.  Cancellation.............................................. 36
  SECTION 2.13.  CUSIP Numbers............................................. 36
  SECTION 2.14.  Defaulted Interest........................................ 36
  SECTION 2.15.  Issuance of Additional Debentures ........................ 36

                                 ARTICLE THREE
                                  REDEMPTION

  SECTION 3.01.  Right of Redemption....................................... 37
  SECTION 3.02.  Notices to Trustee........................................ 37
  SECTION 3.03.  Selection of Debentures to Be Redeemed.................... 37
  SECTION 3.04.  Notice of Redemption...................................... 38
  SECTION 3.05.  Effect of Notice of Redemption............................ 39
  SECTION 3.06.  Deposit of Redemption Price............................... 39
  SECTION 3.07.  Payment of Debentures Called for Redemption............... 39
  SECTION 3.08.  Debentures Redeemed in Part............................... 40

---------------
Note: The Table of Contents shall not for any purpose be deemed to be a part of the Indenture.

                                 ARTICLE FOUR
                                   COVENANTS

  SECTION 4.01.  Payment of Debentures..................................... 40
  SECTION 4.02.  Maintenance of Office or Agency........................... 40
  SECTION 4.03.  Limitation on Indebtedness................................ 41
  SECTION 4.04.  Limitation on Restricted Payments......................... 43
  SECTION 4.05.  Limitation on Dividend and Other Payment Restrictions
                   Affecting Restricted Subsidiaries....................... 46
  SECTION 4.06.  Limitation on the Issuance and Sale of Capital Stock of
                   Restricted Subsidiaries................................. 47
  SECTION 4.07.  Limitation on Issuances of Guarantees by Restricted
                   Subsidiaries............................................ 47
  SECTION 4.08.  Limitation on Transactions with Stockholders and Affiliates.......................................... 48
  SECTION 4.09.  Limitation on Liens....................................... 49
  SECTION 4.10.  Limitation on Asset Sales................................. 50
  SECTION 4.11.  Repurchase of Debentures upon a Change of Control......... 51
  SECTION 4.12.  Existence................................................. 51
  SECTION 4.13.  Payment of Taxes and Other Claims......................... 51
  SECTION 4.14.  Maintenance of Properties and Insurance................... 51
  SECTION 4.15.  Notice of Defaults........................................ 52
  SECTION 4.16.  Compliance Certificates................................... 52
  SECTION 4.17.  Commission Reports and Reports to Holders................. 53
  SECTION 4.18.  Waiver of Stay, Extension or Usury Laws................... 53

                                 ARTICLE FIVE
                             SUCCESSOR CORPORATION

  SECTION 5.01.  When Company May Merge, Etc............................... 53
  SECTION 5.02.  Successor Substituted..................................... 55

                                  ARTICLE SIX
                             DEFAULT AND REMEDIES

  SECTION 6.01.  Events of Default......................................... 55
  SECTION 6.02.  Acceleration.............................................. 57
  SECTION 6.03.  Other Remedies............................................ 57
  SECTION 6.04.  Waiver of Past Defaults................................... 58
  SECTION 6.05.  Control by Majority....................................... 58
  SECTION 6.06.  Limitation on Suits....................................... 58
  SECTION 6.07.  Rights of Holders to Receive Payment...................... 59
  SECTION 6.08.  Collection Suit by Trustee................................ 59
  SECTION 6.09.  Trustee May File Proofs of Claim.......................... 59

  SECTION 6.10.  Priorities................................................ 60
  SECTION 6.11.  Undertaking for Costs..................................... 60
  SECTION 6.12.  Restoration of Rights and Remedies........................ 60
  SECTION 6.13.  Rights and Remedies Cumulative............................ 61
  SECTION 6.14.  Delay or Omission Not Waiver.............................. 61

                                 ARTICLE SEVEN
                                    TRUSTEE

  SECTION 7.01.  General................................................... 61
  SECTION 7.02.  Certain Rights of Trustee................................. 61
  SECTION 7.03.  Individual Rights of Trustee.............................. 62
  SECTION 7.04.  Trustee's Disclaimer...................................... 63
  SECTION 7.05.  Notice of Default......................................... 63
  SECTION 7.06.  Reports by Trustee to Holders............................. 63
  SECTION 7.07.  Compensation and Indemnity................................ 63
  SECTION 7.08.  Replacement of Trustee.................................... 64
  SECTION 7.09.  Successor Trustee by Merger, Etc.......................... 64
  SECTION 7.10.  Eligibility............................................... 65
  SECTION 7.11.  Money Held in Trust....................................... 65
  SECTION 7.12.  Withholding Taxes......................................... 65

                                 ARTICLE EIGHT
                            DISCHARGE OF INDENTURE

  SECTION 8.01.  Termination of Company's Obligations...................... 65
  SECTION 8.02.  Defeasance and Discharge of Indenture..................... 66
  SECTION 8.03.  Defeasance of Certain Obligations......................... 68
  SECTION 8.04.  Application of Trust Money................................ 70
  SECTION 8.05.  Repayment to Company...................................... 70
  SECTION 8.06.  Reinstatement............................................. 71

                                 ARTICLE NINE
                      AMENDMENTS, SUPPLEMENTS AND WAIVERS

  SECTION 9.01.  Without Consent of Holders................................ 71
  SECTION 9.02.  With Consent of Holders................................... 72
  SECTION 9.03.  Revocation and Effect of Consent.......................... 73
  SECTION 9.04.  Notation on or Exchange of Debentures..................... 73
  SECTION 9.05.  Trustee to Sign Amendments, Etc........................... 73
  SECTION 9.06.  Conformity with Trust Indenture Act....................... 74

                                  ARTICLE TEN
                          SUBORDINATION OF DEBENTURES

  SECTION 10.01.  Debentures Subordinated to Senior Indebtedness........... 74
  SECTION 10.02.  No Payment on Debentures in Certain Circumstances........ 74
  SECTION 10.03.  Payment over Proceeds upon Dissolution, Etc.............. 76
  SECTION 10.04.  Subrogation.............................................. 77
  SECTION 10.05.  Obligations of Company Unconditional..................... 78
  SECTION 10.06.  Notice to Trustee........................................ 78
  SECTION 10.07.  Reliance on Judicial Order or Certificate of Liquidating
                    Agent.................................................. 79
  SECTION 10.08.  Trustee's Relation to Senior Indebtedness................ 79
  SECTION 10.09.  Subordination Rights Not Impaired by Acts or Omissions
                    of the Company or Holders of Senior Indebtedness....... 80
  SECTION 10.10.  Holders Authorize Trustee to Effectuate Subordination of
                    Debentures............................................. 80
  SECTION 10.11.  Not to Prevent Events of Default......................... 80
  SECTION 10.12.  Trustee's Compensation Not Prejudiced.................... 80
  SECTION 10.13.  No Waiver of Subordination Provisions.................... 81
  SECTION 10.14.  Payments May Be Paid Prior to Dissolution................ 81
  SECTION 10.15.  Consent of Holders of Senior Indebtedness Under the
                    Credit Agreement....................................... 81
  SECTION 10.16.  Trust Moneys Not Subordinated............................ 81

                                ARTICLE ELEVEN
                                 MISCELLANEOUS

  SECTION 11.01.  Trust Indenture Act of 1939.............................. 82
  SECTION 11.02.  Notices.................................................. 82
  SECTION 11.03.  Certificate and Opinion as to Conditions Precedent....... 83
  SECTION 11.04.  Statements Required in Certificate or Opinion............ 83
  SECTION 11.05.  Rules by Trustee, Paying Agent or Registrar.............. 83
  SECTION 11.06.  Payment Date Other Than a Business Day................... 84
  SECTION 11.07.  Governing Law............................................ 84
  SECTION 11.08.  No Adverse Interpretation of Other Agreements............ 84
  SECTION 11.09.  No Recourse Against Others............................... 84
  SECTION 11.10.  Successors............................................... 84
  SECTION 11.11.  Duplicate Originals...................................... 84
  SECTION 11.12.  Separability............................................. 85
  SECTION 11.13.  Table of Contents, Headings, Etc......................... 85

EXHIBIT A   Form of Note.................................................  A-1
EXHIBIT B   Form of Certificate..........................................  B-1
EXHIBIT C   Form of Certificate to Be Delivered in Connection with
                      Transfers Pursuant to Non-QIB Accredited
                      Investors..........................................  C-1
EXHIBIT D   Form of Certificate to Be Delivered in Connection with
                      Transfers Pursuant to Regulation S.................  D-1

          INDENTURE, dated as of June 9, 1997, between Silgan Corporation, a Delaware corporation (the "Company"), and The First National Bank of Chicago, a
                           -------
national banking association, as Trustee (the "Trustee").
                                               -------


                                    RECITALS

          The Company has duly authorized the execution and delivery of this Indenture to provide for the issuance of up to $300,000,000 aggregate principal amount of the Company's 9% Senior Subordinated Debentures due 2009 (the "Debentures") issuable as provided in this Indenture. All things necessary to
-----------
make this Indenture a valid agreement of the Company, in accordance with its terms, have been done, and the Company has done all things necessary to make the Debentures, when executed by the Company and authenticated and delivered by the Trustee hereunder and duly issued by the Company, the valid obligations of the Company as hereinafter provided.

          This Indenture is subject to, and shall be governed by, the provisions of the Trust Indenture Act of 1939 that are required to be a part of and to govern indentures qualified under the Trust Indenture Act of 1939.

                     AND THIS INDENTURE FURTHER WITNESSETH

          For and in consideration of the premises and the purchase of the Debentures by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders, the Company and the Trustee, as follows.



                                  ARTICLE ONE
                   DEFINITIONS AND INCORPORATION BY REFERENCE

          SECTION 1.01.  Definitions.
                         -----------

          "Acquired Indebtedness" means Indebtedness of a Person existing at the time such Person becomes a Restricted Subsidiary or assumed in connection with an Asset Acquisition by a Restricted Subsidiary and not Incurred in connection with, or in anticipation of, such Person becoming a Restricted Subsidiary or such Asset Acquisition; provided that Indebtedness of such Person which is redeemed, defeased, retired or otherwise repaid at the time of or immediately upon consummation of the transactions by which such Person becomes a Restricted Subsidiary or such Asset Acquisition shall not be Acquired Indebtedness.

          "Adjusted Consolidated Net Income" means, for any period, the aggregate net income (or loss) of the Company and its Restricted Subsidiaries for such period determined in conformity with GAAP; provided that the following items shall be excluded in computing

Adjusted Consolidated Net Income (without duplication): (i) the net income (or loss) of any Person (other than net income (or loss) attributable to a Restricted Subsidiary) in which any Person (other than the Company or any of its Restricted Subsidiaries) has a joint interest and the net income (or loss) of any Unrestricted Subsidiary, except to the extent of the amount of dividends or other distributions actually paid to the Company or any of its Restricted Subsidiaries by such other Person or such Unrestricted Subsidiary during such period; (ii) solely for the purposes of calculating the amount of Restricted Payments that may be made pursuant to clause (C) of the first paragraph of
Section 4.04 (and in such case, except to the extent includable pursuant to clause (i) above), the net income (or loss) of any Person accrued prior to the date it becomes a Restricted Subsidiary or is merged into or consolidated with the Company or any of its Restricted Subsidiaries or all or substantially all of the property and assets of such Person are acquired by the Company or any of its Restricted Subsidiaries; (iii) the net income (or loss) of any Restricted Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of such net income is not at the time permitted by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Restricted Subsidiary; (iv) any gains or losses (on an after-tax basis) attributable to Asset Sales; (v) except for purposes of calculating the amount of Restricted Payments that may be made pursuant to clause (C) of the first paragraph of Section 4.04, any amount paid or accrued as dividends on Preferred Stock of the Company or any Restricted Subsidiary owned by Persons other than the Company and any of its Restricted Subsidiaries; and (vi) all extraordinary gains and extraordinary losses; provided further that for purposes of clause (iv) of the first paragraph of Section 4.04, in connection with any Investment in a business, "Adjusted Consolidated Net Income" during the period commencing with the first day of the fiscal quarter in which the Closing Date occurs and ending on the last day of the last fiscal quarter preceding the Transaction Date shall not be less than $100 million, unless actual Adjusted Consolidated Net Income for such period is a loss, in which case Adjusted Consolidated Net Income for such period shall be $100 million minus the amount of such loss.

          "Adjusted Consolidated Net Tangible Assets" means the total amount of assets of the Company and its Restricted Subsidiaries (less applicable depreciation, amortization and other valuation reserves), except to the extent resulting from write-ups of capital assets after the Closing Date (excluding write-ups in connection with accounting for acquisitions in conformity with
GAAP), after deducting therefrom (i) all current liabilities of the Company and its Restricted Subsidiaries (excluding intercompany items) and (ii) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles, all as set forth on the most recent quarterly or annual consolidated balance sheet of the Company and its Restricted Subsidiaries, prepared in conformity with GAAP and filed with the Commission or provided to the Trustee pursuant to Section 4.17.

          "Affiliate" means, as applied to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such

Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

          "Agent Members" has the meaning provided in Section 2.07(a).

          "Asset Acquisition" means (i) an investment by the Company or any of its Restricted Subsidiaries in any other Person pursuant to which such Person shall become a Restricted Subsidiary or shall be merged into or consolidated with the Company or any of its Restricted Subsidiaries; provided that such Person's primary business is related, ancillary or complementary to the businesses of the Company and its Restricted Subsidiaries on the date of such investment or (ii) an acquisition by the Company or any of its Restricted Subsidiaries of the property and assets of any Person other than the Company or any of its Restricted Subsidiaries that constitute substantially all of a division, operating unit or line of business of such Person; provided that the property and assets acquired are related, ancillary or complementary to the businesses of the Company and its Restricted Subsidiaries on the date of such acquisition.

          "Asset Disposition" means the sale or other disposition by the Company or any of its Restricted Subsidiaries (other than to the Company or another Restricted Subsidiary) of (i) all or substantially all of the Capital Stock of any Restricted Subsidiary of the Company or (ii) all or substantially all of the assets that constitute a division, operating unit or line of business of the Company or any of its Restricted Subsidiaries.

          "Asset Sale" means any sale, transfer or other disposition (including by way of merger, consolidation or sale-leaseback transaction) in one transaction or a series of related transactions by the Company or any of its Restricted Subsidiaries to any Person other than the Company or any of its Restricted Subsidiaries of (i) all or any of the Capital Stock of any Restricted Subsidiary, (ii) all or substantially all of the property and assets of an operating unit or business of the Company or any of its Restricted Subsidiaries or (iii) any other property and assets of the Company or any of its Restricted Subsidiaries outside the ordinary course of business of the Company or such Restricted Subsidiary and, in each case, that is not governed by Article Five; provided that "Asset Sale" shall not include (a) sales or other dispositions of inventory, receivables and other current assets, (b) sales or other dispositions of assets for consideration at least equal to the fair market value of the assets sold or disposed of, to the extent that the consideration received would satisfy clause (B) of Section 4.10, (c) any Restricted Payments permitted by
Section 4.04, (d) sales, transfers or other dispositions of obsolete or worn out equipment or spare parts or (e) during each fiscal year of the Company, other sales, transfers or dispositions of assets having a fair market value not in excess of $1,000,000.

          "Average Life" means, at any date of determination with respect to any debt security, the quotient obtained by dividing (i) the sum of the products of
(a) the number of years from such date of determination to the dates of each successive scheduled principal payment of such debt security and (b) the amount of such principal payment by (ii) the sum of all such principal payments.

          "Bank Agent" means Bankers Trust Company, or its successor as agent for the lenders under the Credit Agreement.

          "Board of Directors" means the Board of Directors of the Company or any committee of such Board of Directors duly authorized to act under this Indenture.

          "Board Resolution" means a copy of a resolution, certified by the Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

          "Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in The City of New York, or in the city of the Corporate Trust Office of the Trustee, are authorized by law to close.

          "Capital Stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) in equity of such Person, whether outstanding on the Closing Date or issued thereafter, including, without limitation, all Common Stock and Preferred Stock.

          "Capitalized Lease" means, as applied to any Person, any lease of any property (whether real, personal or mixed) of which the discounted present value of the rental obligations of such Person as lessee, in conformity with GAAP, is required to be capitalized on the balance sheet of such Person.

          "Capitalized Lease Obligations" means the discounted present value of the rental obligations under a Capitalized Lease.

          "Change of Control" means such time as (i) (a) a "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act), other than MSLEF II, Mr. Horrigan, Mr. Silver and their respective Affiliates, becomes the ultimate "beneficial owner" (as defined in Rule 13d-3 under the Exchange
Act), of more than 40% of the total voting power of the Voting Stock of Holdings and (b) MSLEF II, Mr. Horrigan, Mr. Silver and their respective Affiliates and any spouse, parent, brother, sister or lineal descendant of Mr. Horrigan or Mr. Silver beneficially own, directly or indirectly, less than 18% of the total voting power of the Voting Stock of Holdings; (ii) individuals who on the Closing Date constitute the Board of Directors (together with any new directors whose election by the Board of Directors or whose nomination by the Board of Directors for election by Holdings' stockholders was approved by a vote of at least a majority of the members of the Board of Directors then in office who either were members of the Board of Directors on the Closing Date or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the members of the Board of Directors then in office or (iii) Holdings shall not beneficially own, directly or indirectly, at least a majority of the outstanding Voting Stock of the Company other than as a result of a Holdings Merger.

          "Closing Date" means the date on which the Debentures are originally issued under the Indenture.

          "Commission" means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act or, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the TIA, then the body performing such duties at such time.

          "Common Stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of such Person's common stock, whether now outstanding or issued after the date of this Indenture, including, without limitation, all series and classes of such common stock.

          "Company" means the party named as such in the first paragraph of this Indenture until a successor replaces it pursuant to Article Five of this Indenture and thereafter means the successor.

          "Company Order" means a written request or order signed in the name of the Company (i) by its Chairman, a Vice Chairman, its President or a Vice President and (ii) by its Treasurer, an Assistant Treasurer, its Secretary or an Assistant Secretary and delivered to the Trustee; provided, however, that such written request or order may be signed by any two of the officers or directors listed in clause (i) above in lieu of being signed by one of such officers or directors listed in such clause (i) and one of the officers listed in clause
(ii) above.

          "Consolidated EBITDA" means, for any period, Adjusted Consolidated Net Income for such period plus, to the extent such amount was deducted in calculating such Adjusted Consolidated Net Income, (i) Consolidated Interest Expense, (ii) income taxes (other than income taxes (either positive or negative) attributable to extraordinary and non-recurring gains or losses or sales of assets), (iii) depreciation expense, (iv) amortization expense and (v) all other non-cash items reducing Adjusted Consolidated Net Income, less all non-cash items increasing Adjusted Consolidated Net Income, all as determined on a consolidated basis for the Company and its Restricted Subsidiaries in conformity with GAAP; provided that, if any Restricted Subsidiary is not a Wholly Owned Restricted Subsidiary, Consolidated EBITDA shall be reduced (to the extent not otherwise reduced in accordance with GAAP) by an amount equal to (A) the amount of the Adjusted Consolidated Net Income attributable to such Restricted Subsidiary multiplied by (B) the quotient of (1) the number of shares of outstanding Common Stock of such Restricted Subsidiary not owned on the last day of such period by the Company or any of its Restricted Subsidiaries divided by (2) the total number of shares of outstanding Common Stock of such Restricted Subsidiary on the last day of such period.

          "Consolidated Interest Expense" means, for any period, the aggregate amount of interest in respect of Indebtedness (including, without limitation, amortization of original issue discount on any Indebtedness and the interest portion of any deferred payment obligation, calculated in accordance with the effective interest method of accounting; all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing; the net costs associated with Interest Rate Agreements; and Indebtedness that is Guaranteed or secured by the Company or any of its Restricted Subsidiaries) and all but the principal component of rentals in respect of Capitalized Lease Obligations paid, accrued or scheduled to be paid or to be accrued by the Company and its Restricted Subsidiaries during such period; excluding, however, any amount of such interest of any Restricted Subsidiary if the net income of such Restricted Subsidiary is excluded in the calculation of Adjusted Consolidated Net Income pursuant to clause (iii) of the definition thereof (but only in the same proportion as the net income of such Restricted Subsidiary is excluded from the calculation of Adjusted Consolidated Net Income pursuant to clause (iii) of the definition thereof).

          "Consolidated Net Worth" means, at any date of determination, stockholders' equity as set forth on the most recently available quarterly or annual consolidated balance sheet of the Company and its Restricted Subsidiaries (which shall be as of a date not more than 135 days prior to the date of such computation, and which shall not take into account Unrestricted Subsidiaries), less any amounts attributable to Disqualified Stock or any equity security convertible into or exchangeable for Indebtedness, the cost of treasury stock and the principal amount of any promissory notes receivable from the sale of the Capital Stock of the Company or any of its Restricted Subsidiaries, each item to be determined in conformity with GAAP (excluding the effects of foreign currency exchange adjustments under Financial Accounting Standards Board Statement of Financial Accounting Standards No. 52).

          "Corporate Trust Office" means the office of the Trustee at which the corporate trust business of the Trustee shall, at any particular time, be principally administered, which office is, at the date of this Indenture, located at One First National Plaza, Suite 0126, Chicago, Illinois 60670-0126,
Attention: Corporate Trust Services Division.

          "Credit Agreement" means the credit agreement dated as of August 1, 1995, as amended, among the Company and certain of its subsidiaries, the lenders named therein, the Bank Agent, as Administrative Agent and Co-Arranger, and Bank of America Illinois, as Documentation Agent and Co-Arranger, together with the related documents thereof (including without limitation any Guarantees and security documents), in each case as such agreements may be amended (including any amendment and restatement thereof), supplemented, renewed, extended, substituted, replaced or otherwise modified from time to time, including any agreement extending the maturity of, refinancing or otherwise restructuring (including, but not limited to, the inclusion of additional borrowers thereunder that are Subsidiaries of the Company) all or any portion of the Indebtedness under such agreement or any successor agreement, as such agreement may be amended, renewed, extended, substituted, replaced, restated and otherwise modified from time to time.

          "Credit Agreement Amount" means $1.2 billion.

          "Currency Agreement" means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement.

          "Debentures" means any of the securities, as defined in the first paragraph of the recitals hereof, that are authenticated and delivered under this Indenture. For all purposes of this Indenture, the term "Debentures" shall include any Registered Debentures to be issued and exchanged for any Debentures pursuant to the Registration Rights Agreement and this Indenture and, for purposes of this Indenture, all Debentures and Registered Debentures shall vote together as one series of Debentures under this Indenture.

          "Default" means any event that is, or after notice or passage of time or both would be, an Event of Default.

          "Depositary" shall mean The Depository Trust Company, its nominees, and their respective successors.

          "Designated Senior Indebtedness" means (i) Indebtedness under the Credit Agreement, including refinancings thereof and (ii) any other Indebtedness constituting Senior Indebtedness that, at any date of determination, has an aggregate principal amount of at least $50 million and is specifically designated by the Company or the Successor Corporation in the instrument creating or evidencing such Senior Indebtedness as "Designated Senior Indebtedness."

          "Disqualified Stock" means any class or series of Capital Stock of any Person that by its terms or otherwise is (i) required to be redeemed prior to the Stated Maturity of the Debentures, (ii) redeemable at the option of the holder of such class or series of Capital Stock at any time prior to the Stated Maturity of the Debentures or (iii) convertible into or exchangeable for Capital Stock referred to in clause (i) or (ii) above or Indebtedness having a scheduled maturity prior to the Stated Maturity of the Debentures; provided that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require such Person to repurchase or redeem such Capital Stock upon the occurrence of an "asset sale" or "change of control" occurring prior to the Stated Maturity of the Debentures shall not constitute Disqualified Stock if the "asset sale" or "change of control" provisions applicable to such Capital Stock are no more favorable to the holders of such Capital Stock than the provisions contained in Section 4.10 and Section
4.11 and such Capital Stock specifically provides that such Person will not repurchase or redeem any such stock pursuant to such provision prior to the Company's repurchase of such Debentures as are required to be repurchased pursuant to Section 4.10 and Section 4.11.

          "11 3/4% Notes" means the 11 3/4% Senior Subordinated Notes due 2002 of the Company.

          "Event of Default" has the meaning provided in Section 6.01.

          "Excess Proceeds" has the meaning provided in Section 4.10.

          "Exchange Act" means the Securities Exchange Act of 1934.

          "Exchange Debentures" means the 13 1/4% Subordinated Debentures issuable in exchange for the 13 1/4% Preferred Stock.

          "fair market value" means the price that would be paid in an arm's-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy, as determined (except with respect to amounts less than $1,000,001) in good faith by the Board of Directors, whose determination shall be conclusive if evidenced by a Board Resolution. Notwithstanding the foregoing, in the event that (1) the Company or any of its Restricted Subsidiaries shall dedicate assets substantially to products sold to any principal customer and (2) such customer shall require that the Company or such Restricted Subsidiary grant such customer an option to purchase such assets (or the entity owning such assets), then "fair market value" shall, for purposes of Section 4.10, be deemed to be the price paid by such customer for such assets or such entity.

          "GAAP" means generally accepted accounting principles in the United States of America as in effect as of the Closing Date applied on a basis consistent with the principles, methods, procedures and practices employed in the preparation of Holdings' audited financial statements, including, without limitation, those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession. All ratios and computations contained or referred to in the Indenture shall be computed in conformity with GAAP applied on a consistent basis, except that calculations made for purposes of determining compliance with the terms of the covenants and with other provisions of the Indenture shall be made without giving effect to (i) the amortization or write off of unamortized deferred financing costs and any premiums, fees or expenses incurred in connection with the offering, redemption or early extinguishment of the Debentures, the 13 1/4%

Preferred Stock, the 11 3/4% Notes, the 13 1/4% Debentures and the Credit Agreement (but not any fees or expenses with respect to the Indebtedness Incurred or Capital Stock issued after the date hereof to effect any such redemption or early extinguishment) and (ii) except as otherwise provided, the amortization of any amounts required or permitted by Accounting Principles Board Opinion Nos. 16 and 17.

          "Global Debentures" has the meaning provided in Section 2.01.

          "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services (unless such purchase arrangements are on arm's-length terms and are entered into in the ordinary course of business), to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

          "Holder" or "Securityholder" means the registered holder of any Note.

          "Holdings" means Silgan Holdings Inc.

          "Holdings Merger" means the merger of the Company into Holdings.

          "Incur" means, with respect to any Indebtedness, to incur, create, issue, assume, Guarantee or otherwise become liable for or with respect to, or become responsible for, the payment of, contingently or otherwise, such Indebtedness, including an "Incurrence" of Acquired Indebtedness; provided that neither the accrual of interest nor the accretion of original issue discount shall be considered an Incurrence of Indebtedness.

          "Indebtedness" means, with respect to any Person at any date of determination (without duplication), (i) all indebtedness of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person in respect of letters of credit or other similar instruments (including reimbursement obligations with respect thereto, but excluding obligations with respect to letters of credit (including trade letters of credit) securing obligations (other than obligations described in (i) or (ii) above or (v), (vi) or (vii) below) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if drawn upon, to the extent such drawing is reimbursed no later than the third Business Day following receipt by such

Person of a demand for reimbursement), (iv) all obligations of such Person to pay the deferred and unpaid purchase price of property or services, which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto or the completion of such services, except Trade Payables, (v) all Capitalized Lease Obligations,
(vi) all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided that the amount of such Indebtedness shall be the lesser of (A) the fair market value of such asset at such date of determination and (B) the amount of such Indebtedness, (vii) all Indebtedness of other Persons Guaranteed by such Person to the extent such Indebtedness is Guaranteed by such Person and (viii) to the extent not otherwise included in this definition, obligations under Currency Agreements and Interest Rate Agreements. The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and, with respect to contingent obligations, the maximum liability upon the occurrence of the contingency giving rise to the obligation, provided (A) that the amount outstanding at any time of any Indebtedness issued with original issue discount is the face amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at the time of its issuance as determined in conformity with GAAP, (B) that money borrowed and set aside at the time of the Incurrence of any Indebtedness in order to prefund the payment of the interest on such Indebtedness shall not be deemed to be "Indebtedness," (C) that Indebtedness shall not include any liability for federal, state, local or other taxes and (D) in clarification of this definition, any unused commitment under the Credit Agreement or any other agreement relating to Indebtedness shall not be treated as outstanding.

          "Indenture" means this Indenture as originally executed or as it may be amended or supplemented from time to time by one or more indentures supplemental to this Indenture entered into pursuant to the applicable provisions of this Indenture.

          "Institutional Accredited Investor" means an institution that is an "accredited investor" as that term is defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

          "Interest Coverage Ratio" means, on any Transaction Date, the ratio of
(i) the aggregate amount of Consolidated EBITDA for the then most recent four fiscal quarters prior to such Transaction Date for which reports have been filed with the Commission pursuant to Section 4.17 (the "Four Quarter Period") to (ii) the aggregate Consolidated Interest Expense during such Four Quarter Period. In making the foregoing calculation, (A) pro forma effect shall be given to any Indebtedness Incurred or repaid during the period (the "Reference Period") commencing on the first day of the Four Quarter Period and ending on the Transaction Date (other than Indebtedness Incurred or repaid under a revolving credit or similar arrangement to the extent of the commitment thereunder (or under any predecessor revolving credit or similar arrangement) in effect on the last day of such Four Quarter Period unless any portion of such Indebtedness is projected, in the reasonable judgment of the senior management of the Company, to remain outstanding for a period in excess of 12 months from the date of the Incurrence thereof) and any Indebtedness to be repaid within 60 Business Days of the Transaction Date (except to the extent such repayment will be financed by Incurring Indebtedness after the Transaction Date), in each case as if such Indebtedness had been Incurred or repaid on the first day of such Reference Period; (B) Consolidated Interest Expense attributable to interest on any Indebtedness (whether existing or being Incurred) computed on a pro forma basis and bearing a floating interest rate shall be computed as if the rate in effect on a date that is no more than 75 days prior to the Transaction Date (taking into account any Interest Rate Agreement applicable to such Indebtedness if such Interest Rate Agreement has a remaining term in excess of 12 months or, if shorter, at least equal to the remaining term of such Indebtedness) had been the applicable rate for the entire period; (C) pro forma effect shall be given to Asset Dispositions and Asset Acquisitions (including giving pro forma effect to the application of proceeds of any Asset Disposition) that occur during such Reference Period as if they had occurred and such proceeds had been applied on the first day of such Reference Period; provided that (x) with respect to Asset Acquisitions, pro forma effect shall be given to any cost reductions the Company anticipates if the Company delivers to the Trustee an Officers' Certificate executed by the Chief Financial Officer of the Company certifying to and describing and quantifying with reasonable specificity the cost reductions expected to be attained within the first year after such Asset Acquisition and
(y) at the Company's election, in connection with any Asset Acquisition with respect to which an income statement for the acquired assets for the preceding four fiscal quarters is not available, the Company shall, in good faith, prepare an estimated income statement for such four quarters and shall deliver to the Trustee an Officers' Certificate and a certificate of an investment bank or accounting firm of national standing expressly stating that, in their opinion, such estimated income statement reasonably reflects the results that would have occurred had such assets been purchased by the Company or a Restricted Subsidiary on the first day of the Four Quarter Period and (D) pro forma effect shall be given to asset dispositions and asset acquisitions (including giving pro forma effect to the application of proceeds of any asset disposition) that have been made by any Person that has become a Restricted Subsidiary or has been merged with or into the Company or any Restricted Subsidiary during such Reference Period and that would have constituted Asset Dispositions or Asset Acquisitions had such transactions occurred when such Person was a Restricted Subsidiary as if such asset dispositions or asset acquisitions were Asset Dispositions or Asset Acquisitions that occurred on the first day of such Reference Period; provided that to the extent that clause (C) or (D) of this sentence requires that pro forma effect be given to an Asset Acquisition or Asset Disposition, such pro forma calculation shall be based upon the four full fiscal quarters immediately preceding the Transaction Date of the Person, or division, operating unit or line of business of the Person, that is acquired or disposed for which financial information is available.

          "Interest Payment Date" means each semiannual interest payment date on June 1 and December 1 of each year, commencing December 1, 1997.

          "Interest Rate Agreement" means any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement, option or future contract or other similar agreement or arrangement.

          "Investment" in any Person means any direct or indirect advance, loan or other extension of credit (including, without limitation, by way of Guarantee or similar arrangement; but excluding advances to customers in the ordinary course of business that are, in conformity with GAAP, recorded as accounts receivable on the balance sheet of the Company or its Restricted Subsidiaries) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, bonds, notes, debentures or other similar instruments issued by, such Person and shall include
(i) the designation of a Restricted Subsidiary as an Unrestricted Subsidiary and
(ii) the fair market value of the Capital Stock (or any other Investment), held by the Company or any of its Restricted Subsidiaries, of (or in) any Person that has ceased to be a Restricted Subsidiary, including without limitation, by reason of any transaction permitted by clause (iii) of Section 4.06; provided that the fair market value of the Investment remaining in any Person that has ceased to be a Restricted Subsidiary shall not exceed the aggregate amount of Investments previously made in such Person valued at the time such Investments were made less the net reduction of such Investments as a result of any payments or transfers of assets by such Person to the Company or its Restricted Subsidiaries. For purposes of the definition of "Unrestricted Subsidiary" and
Section 4.04, (i) "Investment" shall include the fair market value of the assets (net of liabilities (other than liabilities to the Company or any of its Restricted Subsidiaries)) of any Restricted Subsidiary at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary, (ii) the fair market value of the assets (net of liabilities (other than liabilities to the Company or any of its Restricted Subsidiaries)) of any Unrestricted Subsidiary at the time that such Unrestricted Subsidiary is designated a Restricted Subsidiary shall be considered a reduction in outstanding Investments and (iii) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer.

          "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including, without limitation, any conditional sale or other title retention agreement or lease in the nature thereof or any agreement to give any security interest).

          "Moody's" means Moody's Investors Service, Inc. and its successors.

          "MSLEF II" means The Morgan Stanley Leveraged Equity Fund II, L.P., a Delaware limited partnership.

          "Net Cash Proceeds" means, (a) with respect to any Asset Sale, the proceeds of such Asset Sale in the form of cash or cash equivalents, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not interest, component thereof) when received in the form of cash or cash equivalents (except to the extent such obligations are financed or sold with recourse to the Company or any Restricted Subsidiary) and proceeds from the conversion of other property received when converted to cash or cash equivalents, net of (i) brokerage commissions and other fees and expenses (including fees and expenses of counsel and investment bankers) related to such Asset Sale, (ii) provisions for all taxes (whether or not such taxes will actually be paid or are payable) as a result of such Asset Sale without regard to the consolidated results of operations of the Company and its Restricted Subsidiaries, taken as a whole,
(iii) payments made to repay Indebtedness or any other obligation outstanding at the time of such Asset Sale that either (A) is secured by a Lien on the property or assets sold or (B) is required to be paid as a result of such sale and (iv) appropriate amounts to be provided by the Company or any Restricted Subsidiary as a reserve against any liabilities associated with such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as determined in conformity with GAAP and (b) with respect to any issuance or sale of Capital Stock, the proceeds of such issuance or sale in the form of cash or cash equivalents, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not interest, component thereof) when received in the form of cash or cash equivalents (except to the extent such obligations are financed or sold with recourse to the Company or any Restricted Subsidiary) and proceeds from the conversion of other property received when converted to cash or cash equivalents, net of attorney's fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

          "Non-U.S. Person" means a person who is not a U.S. person, as defined in Regulation S.

          "Offer to Purchase" means an offer to purchase Debentures by the Company from the Holders commenced by mailing a notice to the Trustee and each Holder stating: (i) the covenant pursuant to which the offer is being made and that all Debentures validly tendered will be accepted for payment on a pro rata basis; (ii) the purchase price and the date of purchase (which shall be a Business Day no earlier than 30 days nor later than 60 days from the date such notice is mailed) (the "Payment Date"); (iii) that any Debenture not tendered will continue to accrue interest pursuant to its terms; (iv) that, unless the Company defaults in the payment of the purchase price, any Debenture accepted for payment pursuant to the Offer to Purchase shall cease to accrue interest on and after the Payment Date; (v) that Holders electing to have a Debenture purchased pursuant to the Offer to Purchase will be required to surrender the Debenture, together with the form entitled "Option of the Holder to Elect Purchase" on the reverse side of the Debenture completed, to the Paying Agent at the address specified in the notice prior to the close of business on the Business Day immediately preceding the Payment Date; (vi) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the third Business Day immediately preceding the Payment Date, a telegram, facsimile transmission or letter setting forth the name of such Holder, the principal amount of Debentures delivered for purchase and a statement that such Holder is withdrawing his election to have such Debentures purchased; and (vii) that Holders whose Debentures are being purchased only in part will be issued new Debentures equal in principal amount to the unpurchased portion of the Debentures surrendered; provided that each Debenture purchased and each new Debenture issued shall be in a principal amount of $1,000 or integral multiples thereof. On the Payment Date, the Company shall (i) accept for payment on a pro rata basis Debentures or portions thereof tendered pursuant to an Offer to Purchase; (ii) deposit with the Paying Agent money sufficient to pay the purchase price of all Debentures or portions thereof so accepted; and (iii) deliver, or cause to be delivered, to the Trustee all Debentures or portions thereof so accepted together with an Officers' Certificate specifying the Debentures or portions thereof accepted for payment by the Company. The Paying Agent shall promptly mail to the Holders of Debentures so accepted payment in an amount equal to the purchase price, and the Trustee shall promptly authenticate and mail to such Holders a new Debenture equal in principal amount to any unpurchased portion of the Debenture surrendered; provided that each Debenture purchased and each new Debenture issued shall be in a principal amount of $1,000 or integral multiples thereof. The Company will publicly announce the results of an Offer to Purchase as soon as practicable after the Payment Date. The Trustee shall act as the Paying Agent for an Offer to Purchase. The Company will comply with Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable, in the event that the Company is required to repurchase Debentures pursuant to an Offer to Purchase.

          "Officer" means, with respect to the Company, (i) the Chairman of the Board, the President, any Vice President, the Chief Financial Officer, and (ii) the Treasurer or any Assistant Treasurer, or the Secretary or any Assistant Secretary.

          "Officers' Certificate" means a certificate signed by one Officer listed in clause (i) of the definition thereof and one Officer listed in clause
(ii) of the definition thereof. Each Officers' Certificate (other than certificates provided pursuant to TIA Section 314(a)(4)) shall include the statements provided for in TIA Section 314(e).

          "Offshore Global Debenture" has the meaning provided in Section 2.01.

          "Offshore Physical Debentures" has the meaning provided in Section
2.01.

          "Opinion of Counsel" means a written opinion signed by legal counsel who may be an employee of or counsel to the Company. Each such Opinion of Counsel shall include the statements provided for in TIA Section 314(e).

          "Paying Agent" has the meaning provided in Section 2.04, except that, for the purposes of Article Eight, the Paying Agent shall not be the Company or a Subsidiary of the Company or an Affiliate of any of them. The term "Paying Agent" includes any additional

Paying Agent.

          "Permitted Investment" means (i) an Investment in the Company or a Restricted Subsidiary or a Person which will, upon the making of such Investment, become a Restricted Subsidiary or be merged or consolidated with or into or transfer or convey all or substantially all its assets to, the Company or a Restricted Subsidiary; provided that such person's primary business is related, ancillary or complementary to the businesses of the Company and its Restricted Subsidiaries on the date of such Investment; (ii) Temporary Cash Investments; (iii) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses in accordance with GAAP; (iv) stock, obligations or securities received in satisfaction of judgments or in settlement of claims; (v) Investments, to the extent the consideration therefor consists solely of the Common Stock of Holdings; (vi) Currency Agreements and Interest Rate Agreements entered into to protect against currency or interest rate fluctuations (but not Currency Agreements and Interest Rate Agreements entered into for speculation); (vii) Guarantees of Indebtedness of the Company and of Restricted Subsidiaries permitted under Section 4.03; and (viii) loans to employees of the Company or its Restricted Subsidiaries, not to exceed $3 million at any one time outstanding.

          "Permitted Liens" means (i) Liens for taxes, assessments, governmental charges or claims that are being contested in good faith by appropriate legal proceedings promptly instituted and diligently conducted and for which a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made; (ii) statutory and common law Liens of landlords and carriers, warehousemen, mechanics, suppliers, materialmen, repairmen or other similar Liens (including a bank's unexercised right of set-off) arising in the ordinary course of business and with respect to amounts not yet delinquent or being contested in good faith by appropriate legal proceedings promptly instituted and diligently conducted and for which a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made; (iii) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security; (iv) Liens incurred or deposits made to secure the performance of tenders, bids, leases, statutory or regulatory obligations, bankers' acceptances, surety and appeal bonds, government contracts, performance and return-of-money bonds and other obligations of a similar nature incurred in the ordinary course of business (exclusive of obligations for the payment of borrowed money); (v) easements, rights-of-way, municipal and zoning ordinances and similar charges, encumbrances, title defects or other irregularities that do not materially interfere with the ordinary course of business of the Company and its Restricted Subsidiaries, taken as a whole; (vi) Liens (including extensions and renewals thereof) upon real or personal property acquired after the Closing Date; provided that (a) such Lien is created solely for the purpose of securing Indebtedness Incurred, in accordance with Section 4.03, to finance the cost (including the cost of improvement or construction) of the item of property or assets subject thereto and such Lien is created prior to, at the time of or within six months after the later of the acquisition, the completion of construction or the commencement of full operation of such property, (b) the principal amount of the Indebtedness secured by such Lien does not exceed 100% of such cost and (c) any such Lien shall not extend to or cover any property or assets other than such item of property or assets and any improvements on such item; (vii) leases or subleases granted to others that do not materially interfere with the ordinary course of business of the Company and its Restricted Subsidiaries, taken as a whole; (viii) Liens encumbering property or assets under construction arising from progress or partial payments by a customer of the Company or its Restricted Subsidiaries relating to such property or assets; (ix) any interest or title of a lessor in the property subject to any Capitalized Lease or operating lease; (x) Liens arising from filing Uniform Commercial Code financing statements regarding leases; (xi) Liens on property of, or on shares of Capital Stock or Indebtedness of, any Person existing at the time such Person becomes, or becomes a part of, the Company or any Restricted Subsidiary; provided that such Liens do not extend to or cover any property or assets of the Company or any Restricted Subsidiary other than the property or assets acquired; (xii) Liens in favor of the Company or any Restricted Subsidiary; (xiii) Liens arising from the rendering of a final judgment or order against the Company or any Restricted Subsidiary that does not give rise to an Event of Default; (xiv) Liens securing reimbursement obligations with respect to letters of credit that encumber documents and other property relating to such letters of credit and the products and proceeds thereof; (xv) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods; (xvi) Liens encumbering customary initial deposits and margin deposits, and other Liens that are within the general parameters customary in the industry and incurred in the ordinary course of business, in each case, securing Indebtedness under Interest Rate Agreements and Currency Agreements and forward contracts, options, future contracts, futures options or similar agreements or arrangements designed solely to protect the Company or any of its Restricted Subsidiaries from fluctuations in interest rates, currencies or the price of commodities; (xvii) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business in accordance with the past practices of the Company and its Restricted Subsidiaries prior to the Closing Date; (xviii) Liens consisting of escrows or deposits in connection with acquisitions or potential acquisitions; and (xix) Liens on or sales of receivables.

          "Person" means an individual, a corporation, a partnership, a limited liability company, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

          "Physical Debentures" has the meaning provided in Section 2.01.

          "Preferred Stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of such Person's preferred or preference stock, whether now outstanding or issued after the date of this Indenture, including, without limitation, all series and classes of such preferred or preference stock.

          "principal" of a debt security, including the Debentures, means the principal amount due on the Stated Maturity as shown on such debt security.

          "Payment Blockage Period" has the meaning provided in Section 10.02.

          "Private Placement Legend" means the legend initially set forth on the Debentures in the form set forth in Section 2.02.

          "QIB" means a "qualified institutional buyer" as defined in Rule 144A.

          "Receivables Program" means, with respect to any Person, any accounts receivable securitization program pursuant to which such Person receives proceeds pursuant to a pledge, sale or other encumbrance of its accounts receivable.

          "Redemption Date" means, when used with respect to any Debenture to be redeemed, the date fixed for such redemption by or pursuant to this Indenture.

          "Redemption Price" means, when used with respect to any Debenture to be redeemed, the price at which such Debenture is to be redeemed pursuant to this Indenture.

          "Registered Debentures" means any securities of the Company containing terms identical to the Debentures (except that such securities (i) will be registered under the Securities Act and (ii) will not contain terms with respect to transfer restrictions) that are issued and exchanged for the Debentures pursuant to the Registration Rights Agreement.

          "Registrar" has the meaning provided in Section 2.04.

          "Registration Rights Agreement" means the Registration Rights Agreement, dated as of June 9, 1997, between the Company and Morgan Stanley & Co. Incorporated.

          "Registration Statement" means the Registration Statement as defined and described in the Registration Rights Agreement.

          "Regular Record Date" for the interest payable on any Interest Payment Date means the May 15 or November 15 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date.

          "Regulation S" means Regulation S under the Securities Act.

          "Responsible Officer", when used with respect to the Trustee, means the chairman or any vice chairman of the board of directors, the chairman or any vice chairman of the executive committee of the board of directors, the chairman of the trust committee, the president, any vice president, any assistant vice president, the secretary, any assistant secretary, the treasurer, any assistant treasurer, the cashier, any assistant cashier, any trust officer or assistant trust officer, the controller or any assistant controller or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his or her knowledge of and familiarity with the particular subject.

          "Restricted Payments" has the meaning provided in Section 4.04.

          "Restricted Subsidiary" means any Subsidiary of the Company other than an Unrestricted Subsidiary.

          "Rule 144A" means Rule 144A under the Securities Act.

          "Securities Act" means the Securities Act of 1933.

          "Security Register" has the meaning provided in Section 2.04.

          "Senior Indebtedness" means the following obligations of the Company or a Successor Corporation: (i) all Indebtedness and other monetary obligations of the Company or a Successor Corporation under (or in respect of) the Credit Agreement, any Interest Rate Agreement or any Currency Agreement, (ii) all other Indebtedness of the Company or a Successor Corporation (other than Indebtedness evidenced by the Debentures or the Exchange Debentures), including principal and interest on such Indebtedness, unless such Indebtedness, by its terms or by the terms of any agreement or instrument pursuant to which such Indebtedness is issued, is pari passu with, or subordinated in right of payment to, the Debentures and (iii) all fees, expenses and indemnities payable in connection with the Credit Agreement, Currency Agreements and Interest Rate Agreements; provided that the term "Senior Indebtedness" shall not include (a) any Indebtedness of the Company or a Successor Corporation that, when Incurred and without respect to any election under Section 1111(b) of the United States Bankruptcy Code, was without recourse to the Company or a Successor Corporation,
(b) any Indebtedness of the Company or a Successor Corporation to a Subsidiary of the Company or a Successor Corporation or to a joint venture in which the Company or a Successor Corporation has an interest, (c) any Indebtedness of the Company or a Successor Corporation (other than such Indebtedness already described in clause (i) above) of the type described in clause (ii) above and not permitted by Section 4.03, (d) any repurchase, redemption or other obligation in respect of Redeemable Stock, (e) any Indebtedness to any employee or officer of the Company or a Successor Corporation or any of its Subsidiaries,
(f) any liability for federal, state, local or other taxes owed or owing by the Company or a Successor Corporation or (g) any Trade Payables.

"Senior Indebtedness" will also include interest accruing subsequent to events of bankruptcy of the Company or a Successor Corporation and its Subsidiaries at the rate provided for in the document governing such Indebtedness, whether or not such interest is an allowed claim enforceable against the debtor in a bankruptcy case under federal bankruptcy law.

          "Senior Subordinated Obligations" means any principal of, premium, if any, or interest on or other amounts owing in resect of the Debentures payable pursuant to the terms of the Debentures or upon acceleration, including any amounts received upon the exercise of rights of rescission or other rights of action (including claims for damages) or otherwise, to the extent relating to the purchase price of the Debentures or amounts corresponding to such principal, premium, if any, or interest on the Debentures.

          "Significant Subsidiary" means, at any date of determination, any Restricted Subsidiary that, together with its Subsidiaries, (i) for the most recent fiscal year of the Company, accounted for more than 10% of the consolidated revenues of the Company and its Restricted Subsidiaries or (ii) as of the end of such fiscal year, was the owner of more than 10% of the consolidated assets of the Company and its Restricted Subsidiaries, all as set forth on the most recently available consolidated financial statements of the Company for such fiscal year.

          "S&H" means S & H, Inc. and its successors.

          "S&P" means Standard & Poor's Ratings Service and its successors.

          "Stated Maturity" means, (i) with respect to any debt security, the date specified in such debt security as the fixed date on which the final installment of principal of such debt security is due and payable and (ii) with respect to any scheduled installment of principal of or interest on any debt security, the date specified in such debt security as the fixed date on which such installment is due and payable.

          "Subsidiary" means, with respect to any Person, any corporation, association or other business entity of which more than 50% of the voting power of the outstanding Voting Stock is owned, directly or indirectly, by such Person and one or more other Subsidiaries of such Person.

          "Successor Corporation" is defined to mean (i) the surviving entity of any Holdings Merger, (ii) Holdings, upon the assumption by Holdings of the liabilities of the Company represented by the Debentures or (iii) any successor corporation to Holdings that becomes the successor obligor on the Debentures, whether by merger, consolidation, sale of assets, assumption of liabilities or otherwise.

          "Temporary Cash Investment" means any of the following: (i) direct obligations of the United States of America or any agency thereof or obligations fully and unconditionally guaranteed by the United States of America or any agency thereof, (ii) time deposit accounts, certificates of deposit and money market deposits maturing within one year of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States of America, and which bank or trust company has capital, surplus and undivided profits aggregating in excess of $50 million (or the foreign currency equivalent thereof) and has outstanding debt which is rated "A" (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act) or any money-market fund sponsored by a registered broker dealer or mutual fund distributor,
(iii) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (i) above entered into with a bank meeting the qualifications described in clause (ii) above, (iv) commercial paper, maturing not more than one year after the date of acquisition, issued by a corporation (other than an Affiliate of the Company) organized and in existence under the laws of the United States of America, any state thereof or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of "P-1" (or higher) according to Moody's or "A-1" (or higher) according to S&P, and (v) securities with maturities of one year or less from the date of acquisition issued or fully and unconditionally guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least "A" by S&P or Moody's.

          "13 1/4% Preferred Stock" means the 13 1/4% Exchangeable Preferred Stock Mandatorily Redeemable 2006 of Holdings.

          "13 1/4% Debentures" means the 13 1/4% Senior Discount Debentures due 2002 of Holdings.

          "TIA" or "Trust Indenture Act" means the Trust Indenture Act of 1939, (15 U.S. Code (S)(S) 77aaa-77bbb), as in effect on the date this Indenture was executed, except as provided in Section 9.06.

          "Trade Payables" means, with respect to any Person, any accounts payable or any other indebtedness or monetary obligation to trade creditors created, assumed or Guaranteed by such Person or any of its Subsidiaries arising in the ordinary course of business in connection with the acquisition of goods or services.

          "Transaction Date" means, with respect to the Incurrence of any Indebtedness by the Company or any of its Restricted Subsidiaries, the date such Indebtedness is to be Incurred and, with respect to any Restricted Payment, the date such Restricted Payment is to be made.

          "Trustee" means the party named as such in the first paragraph of this Indenture until a successor replaces it in accordance with the provisions of Article Seven of this Indenture and thereafter means such successor.

          "United States Bankruptcy Code" means the Bankruptcy Reform Act of 1978, as amended and as codified in Title 11 of the United States Code, as amended from time to time hereafter, or any successor federal bankruptcy law.

          "U.S. Global Debentures" has the meaning provided in Section 2.01.

          "U.S. Government Obligations" means securities that are (i) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof at any time prior to the Stated Maturity of the Debentures, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such U.S. Government Obligation or a specific payment of interest on or principal of any such U.S. Government Obligation held by such custodian for the account of the holder of a depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of interest on or principal of the U.S. Government Obligation evidenced by such depository receipt.

          "U.S. Physical Debentures" has the meaning provided in Section 2.01.

          "Unrestricted Subsidiary" means (i) any Subsidiary of the Company that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors in the manner provided below; and (ii) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors may designate any Restricted Subsidiary (including any newly acquired or newly formed Subsidiary of the Company) to be an Unrestricted Subsidiary unless such Subsidiary owns any Capital Stock of, or owns or holds any Lien on any property of, the Company or any Restricted Subsidiary; provided that (A) any Guarantee by the Company or any Restricted Subsidiary of any Indebtedness of the Subsidiary being so designated shall be deemed an "Incurrence" of such Indebtedness and an "Investment" by the Company or such Restricted Subsidiary (or both, if applicable) at the time of such designation; (B) either (I) the Subsidiary to be so designated has total assets of $1,000 or less or (II) if such Subsidiary has assets greater than $1,000, such designation would be permitted under Section 4.04 and (C) if applicable, the Incurrence of Indebtedness and the Investment referred to in clause (A) of this proviso would be permitted under Section 4.03 and Section
4.04. The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that (i) no Default or Event of Default shall have occurred and be continuing at the time of or after giving effect to such designation and (ii) all Liens and Indebtedness of such Unrestricted Subsidiary outstanding immediately after such designation would, if Incurred at such time, have been permitted to be Incurred for all purposes of the Indenture. Any such designation by the Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing provisions.

          "Voting Stock" means with respect to any Person, Capital Stock of any class or kind ordinarily having the power to vote for the election of directors, managers or other voting members of the governing body of such Person.

          "Wholly Owned" means, with respect to any Subsidiary of any Person, the ownership of all of the outstanding Capital Stock of such Subsidiary (other than any director's qualifying shares or Investments by foreign nationals mandated by applicable law) by such Person or one or more Wholly Owned Subsidiaries of such Person.

          SECTION 1.02.  Incorporation by Reference of Trust Indenture Act.
                         -------------------------------------------------
Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

          "indenture securities" means the Debentures;

          "indenture security holder" means a Holder or a Securityholder;

          "indenture to be qualified" means this Indenture;

          "indenture trustee" or "institutional trustee" means the Trustee; and

          "obligor" on the indenture securities means the Company or any other obligor on the Debentures.

          All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by a rule of the Commission and not otherwise defined herein have the meanings assigned to them therein.

          SECTION 1.03.  Rules of Construction.  Unless the context otherwise
                         ---------------------
requires:

          (i) a term has the meaning assigned to it;

          (ii) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

          (iii)  "or" is not exclusive;

          (iv) words in the singular include the plural, and words in the plural include the singular;

          (v) provisions apply to successive events and transactions;

          (vi) "herein," "hereof" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;

          (vii) all ratios and computations based on GAAP contained in this Indenture shall be computed in accordance with the definition of GAAP set forth in Section 1.01; and

          (viii) all references to Sections or Articles refer to Sections or Articles of this Indenture unless otherwise indicated.


                                  ARTICLE TWO
                                 THE DEBENTURES

          SECTION 2.01.  Form and Dating.  The Debentures and the Trustee's
                         ---------------
certificate of authentication shall be substantially in the form annexed hereto as Exhibit A. The Debentures may have notations, legends or endorsements required by law, stock exchange agreements to which the Company is subject or usage. The Company shall approve the form of the Debentures and any notation, legend or endorsement on the Debentures. Each Debenture shall be dated the date of its authentication.

          The terms and provisions contained in the form of the Debentures annexed hereto as Exhibit A shall constitute, and are hereby expressly made, a part of this Indenture. To the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

          Debentures offered and sold in reliance on Rule 144A shall be issued initially in the form of two permanent global Debentures in registered form, each substantially in the form set forth in Exhibit A (the "U.S. Global
                                                            -----------
Debentures"), deposited with the Trustee, as custodian for the Depositary, duly
----------
executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of the U.S. Global Debentures may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary or its nominee, as hereinafter provided.

          Debentures offered and sold in offshore transactions in reliance on Regulation S shall be issued initially in the form of a single permanent global Debenture in registered form substantially in the form set forth in Exhibit A (the "Offshore
                                                                       --------
Global Debenture") deposited with the Trustee, as custodian for the Depositary,
----------------
duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of the Offshore Global Debenture may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary or its nominee, as hereinafter provided.

          Debentures offered and sold in reliance on Regulation D under the Securities Act shall be issued in the form of permanent certificated Debentures in registered form in substantially the form set forth in Exhibit A (the "U.S.
                                                                          ----
Physical Debentures").  Debentures issued pursuant to Section 2.07 in exchange
-------------------
for interests in the Offshore Global Debenture shall be in the form of permanent certificated Debentures in registered form substantially in the form set forth in Exhibit A (the "Offshore Physical Debentures").
                   ----------------------------

          The Offshore Physical Debentures and U.S. Physical Debentures are sometimes collectively referred to herein as the "Physical Debentures". The
                                                  -------------------
U.S. Global Debentures and the Offshore Global Debenture are sometimes collectively referred to herein as the "Global Debentures".
                                        -----------------

          The definitive Debentures shall be typed, printed, lithographed or engraved or produced by any combination of these methods or may be produced in any other manner permitted by the rules of any securities exchange on which the Debentures may be listed, all as determined by the Officers executing such Debentures, as evidenced by their execution of such Debentures.

          SECTION 2.02.  Restrictive Legends.  Unless and until a Debenture is
                         -------------------
exchanged for a Registered Debenture in connection with an effective Registration Statement pursuant to the Registration Rights Agreement, (i) the U.S. Global Debentures and each U.S. Physical Debenture shall bear the legend, set forth below on the face thereof and (ii) the Offshore Physical Debentures and the Offshore Global Debenture shall bear the legend set forth below on the face thereof until at least 41 days (or a date otherwise in compliance with Regulation S) after the Closing Date and receipt by the Company and the Trustee of a certificate substantially in the form of Exhibit B hereto.

     THIS DEBENTURE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN

     RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT) (AN "INSTITUTIONAL ACCREDITED INVESTOR") OR (C) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS DEBENTURE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT, (2) AGREES THAT IT WILL NOT, WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THE DEBENTURES, RESELL OR OTHERWISE TRANSFER THIS DEBENTURE EXCEPT (A) TO SILGAN CORPORATION OR ANY SUBSIDIARY THEREOF, (B) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT,
     (C) INSIDE THE UNITED STATES TO AN INSTITUTIONAL ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS DEBENTURE (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE) AND IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE PRINCIPAL AMOUNT OF DEBENTURES AT THE TIME OF TRANSFER OF LESS THAN $100,000, AN OPINION OF COUNSEL ACCEPTABLE TO SILGAN CORPORATION THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT, (D) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT, (E) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS DEBENTURE IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS DEBENTURE WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THE DEBENTURES, THE HOLDER MUST CHECK THE APPROPRIATE BOX SET FORTH ON THE REVERSE HEREOF RELATING TO THE MANNER OF SUCH TRANSFER AND SUBMIT THIS CERTIFICATE TO THE TRUSTEE. IF THE PROPOSED TRANSFEREE IS AN INSTITUTIONAL ACCREDITED INVESTOR, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE TRUSTEE AND SILGAN CORPORATION SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS EITHER OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION", "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT. THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF

     THIS DEBENTURE IN VIOLATION OF THE FOREGOING RESTRICTIONS.

          Each Global Debenture, whether or not a Registered Debenture, shall also bear the following legend on the face thereof:

     UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY OR SUCH OTHER REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

     TRANSFERS OF THIS GLOBAL DEBENTURE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL DEBENTURE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTION 2.08 OF THE INDENTURE.

          SECTION 2.03.  Execution, Authentication and Denominations.  The
                         -------------------------------------------
Debentures shall be executed by two Officers of the Company, at least one of which shall occupy a position listed in clause (i) of the definition of Officer herein. The signature of these Officers on the Debentures may be by facsimile or manual signature in the name and on behalf of the Company.

          If an Officer whose signature is on a Debenture no longer holds that office at the time the Trustee or authenticating agent authenticates the Debenture, the Debenture shall be valid nevertheless.

          A Debenture shall not be valid until the Trustee or authenticating agent manually signs the certificate of authentication on the Debenture. The signature shall be conclusive evidence that the Debenture has been authenticated under this Indenture.

          At any time and from time to time after the execution of this Indenture, the

Trustee or an authenticating agent shall upon receipt of a Company Order authenticate for original issue Debentures in the aggregate principal amount specified in such Company Order; provided that the Trustee shall be entitled to receive an Officers' Certificate and an Opinion of Counsel of the Company in connection with such authentication of Debentures. Such Company Order shall specify the amount of Debentures to be authenticated and the date on which the original issue of Debentures is to be authenticated and in case of an issuance of Debentures pursuant to Section 2.15, shall certify that such issuance is in compliance with Article Four. The Opinion of Counsel shall be to the effect that:

          (a) that the form and terms of such Debentures have been established by or pursuant to a Board Resolution or an indenture supplemental hereto in conformity with the provisions of this Indenture;

          (b) that such supplemental indenture, if any, when executed and delivered by the Company and the Trustee, will constitute a valid and binding obligation of the Company;

          (c) that such Debentures, when authenticated and delivered by the Trustee and issued by the Company in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute valid and binding obligations of the Company in accordance with their terms and will be entitled to the benefits of this Indenture, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles; and

          (d) that the Company has been duly incorporated in, and is a validly existing corporation in good standing under the laws of, the State of Delaware.

          The Trustee may appoint an authenticating agent to authenticate Debentures. An authenticating agent may authenticate Debentures whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such authenticating agent. An authenticating agent has the same rights as an Agent to deal with the Company or an Affiliate of the Company.

          The Debentures shall be issuable only in registered form without coupons and only in denominations of $1,000 in principal amount and any integral multiple of $1,000 in excess thereof.

          SECTION 2.04.  Registrar and Paying Agent.  The Company shall maintain
                         --------------------------
an office or agency where Debentures may be presented for registration of transfer or for exchange (the "Registrar"), an office or agency where Debentures
                               ---------
may be presented for payment (the "Paying Agent") and an office or agency where
                                   ------------
notices and demands to or upon the Company
in respect of the Debentures and this Indenture may be served, which shall be in the Borough of Manhattan, The City of New York. The Company shall cause the Registrar to keep a register of the Debentures and of their transfer and exchange (the "Security Register"). The Company may have one or more co-
               -----------------
Registrars and one or more additional Paying Agents.

          The Company shall enter into an appropriate agency agreement with any agent not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall give prompt written notice to the Trustee of the name and address of any such agent and any change in the address of such agent. If the Company fails to maintain a Registrar, Paying Agent and/or agent for service of notices and demands, the Trustee shall act as such Registrar, Paying Agent and/or agent for service of notices and demands. The Company may remove any agent upon written notice to such agent and the Trustee; provided that no such removal shall become effective until (i) the acceptance of an appointment by a successor agent to such agent as evidenced by an appropriate agency agreement entered into by the Company and such successor agent and delivered to the Trustee or (ii) notification to the Trustee that the Trustee shall serve as such agent until the appointment of a successor agent in accordance with clause (i) of this proviso. The Company, any Subsidiary of the Company, or any Affiliate of any of them may act as Paying Agent, Registrar or co-Registrar, and/or agent for service of notice and demands.

          The Company initially appoints the Trustee as Registrar, Paying Agent, authenticating agent and agent for service of notice and demands. If, at any time, the Trustee is not the Registrar, the Registrar shall make available to the Trustee on or before each Interest Payment Date and at such other times as the Trustee may reasonably request, the names and addresses of the Holders as they appear in the Security Register.

          SECTION 2.05.  Paying Agent to Hold Money in Trust.  Not later than
                         -----------------------------------
12:00 noon, New York City time, on each due date of the principal, premium, if any, and interest on any Debentures, the Company shall deposit with the Paying Agent money in immediately available funds sufficient to pay such principal, premium, if any, and interest so becoming due. The Company shall require each Paying Agent other than the Trustee to agree in writing that such Paying Agent shall hold in trust for the benefit of the Holders or the Trustee all money held by the Paying Agent for the payment of principal of, premium, if any, and interest on the Debentures (whether such money has been paid to it by the Company or any other obligor on the Debentures), and such Paying Agent shall promptly notify the Trustee of any default by the Company (or any other obligor on the Debentures) in making any such payment. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and account for any funds disbursed, and the Trustee may at any time during the continuance of any payment default, upon written request to a Paying Agent, require such Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed. Upon doing so, the Paying Agent shall have no further liability for the money so paid over to the Trustee. If the Company or any Subsidiary of the Company or any Affiliate of any of them acts as Paying Agent, it will, on or before each due date of any principal of, premium, if any, or interest on the Debentures, segregate and hold in a separate trust fund for the benefit of the Holders a sum of money sufficient to pay such principal, premium, if any, or interest so becoming due until such sum of money shall be paid to such Holders or otherwise disposed of as provided in this Indenture, and will promptly notify the Trustee of its action or failure to act.

          SECTION 2.06.  Transfer and Exchange.  The Debentures are issuable
                         ---------------------
only in registered form. A Holder may transfer a Debenture by written application to the Registrar stating the name of the proposed transferee and otherwise complying with the terms of this Indenture. No such transfer shall be effected until, and such transferee shall succeed to the rights of a Holder only upon, final acceptance and registration of the transfer by the Registrar in the Security Register. Prior to the registration of any transfer by a Holder as provided herein, the Company, the Trustee, and any agent of the Company shall treat the person in whose name the Debenture is registered as the owner thereof for all purposes whether or not the Debenture shall be overdue, and neither the Company, the Trustee, nor any such agent shall be affected by notice to the contrary. Furthermore, any Holder of a U.S. Global Debenture shall, by acceptance of such U.S. Global Debenture, agree that transfers of beneficial interests in such U.S. Global Debenture may be effected only through a book entry system maintained by the Holder of such U.S. Global Debenture (or its agent) and that ownership of a beneficial interest in the Debenture shall be required to be reflected in a book entry. When Debentures are presented to the Registrar or a co-Registrar with a request to register the transfer or to exchange them for an equal principal amount of Debentures of other authorized denominations (including an exchange of Debentures for Registered Debentures), the Registrar shall register the transfer or make the exchange as requested if its requirements for such transactions are met; provided that no exchanges of Debentures for Registered Debentures shall occur until a Registration Statement shall have been declared effective by the Commission and that any Debentures that are exchanged for Registered Debentures shall be cancelled by the Trustee. To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Debentures at the Registrar's request. No service charge shall be made for any registration of transfer or exchange or redemption of the Debentures, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or other similar governmental charge payable upon exchanges pursuant to Section 2.11, 3.08 or 9.04).

          The Registrar shall not be required (i) to issue, register the transfer of or exchange any Debenture during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of Debentures selected for redemption under Section 3.03 and ending at the close of business on the day of such mailing, or (ii) to register the transfer of or exchange any Debenture so selected for redemption in whole or in part, except the unredeemed portion of any Debenture being redeemed in part.

          SECTION 2.07.  Book-Entry Provisions for Global Debentures.  (a)  The
                         -------------------------------------------
U.S.

Global Debentures and Offshore Global Debenture initially shall (i) be registered in the name of the Depositary for such Global Debentures or the nominee of such Depositary, (ii) be delivered to the Trustee as custodian for such Depositary and (iii) bear legends as set forth in Section 2.02.

          Members of, or participants in, the Depositary ("Agent Members") shall
                                                           -------------
have no rights under this Indenture with respect to any Global Debenture held on their behalf by the Depositary, or the Trustee as its custodian, or under the Global Debenture, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Debenture for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee, from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a holder of any Debenture.

          (b) Transfers of a Global Debenture shall be limited to transfers of such Global Debenture in whole, but not in part, to the Depositary, its successors or their respective nominees. Interests of beneficial owners in a Global Debenture may be transferred in accordance with the rules and procedures of the Depositary and the provisions of Section 2.08. In addition, U.S. Physical Debentures and Offshore Physical Debentures shall be transferred to all beneficial owners in exchange for their beneficial interests in the U.S. Global Debentures or the Offshore Global Debenture, respectively, if (i) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for the U.S. Global Debentures or the Offshore Global Debenture, as the case may be, and a successor depositary is not appointed by the Company within 90 days of such notice or (ii) an Event of Default has occurred and is continuing and the Registrar has received a request to the foregoing effect from the Depositary.

          (c) Any beneficial interest in one of the Global Debentures that is transferred to a person who takes delivery in the form of an interest in the other Global Debenture will, upon transfer, cease to be an interest in such Global Debenture and become an interest in the other Global Debenture and, accordingly, will thereafter be subject to all transfer restrictions, if any, and other procedures applicable to beneficial interests in such other Global Debenture for as long as it remains such an interest.

          (d) In connection with any transfer pursuant to paragraph (b) of this Section of a portion of the beneficial interests in a Global Debenture to beneficial owners who are required to hold U.S. Physical Debentures, the Registrar shall reflect on its books and records the date and a decrease in the principal amount of such Global Debenture in an amount equal to the principal amount of the beneficial interest in such Global Debenture to be transferred, and the Company shall execute, and the Trustee shall authenticate and deliver, one or more Physical Debentures of like tenor and amount.

          (e) In connection with the transfer of the entire U.S. Global Debenture or Offshore Global Debenture to beneficial owners pursuant to paragraph (b) of this Section, the U.S. Global Debenture or Offshore Global Debenture, as the case may be, shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depositary in exchange for its beneficial interest in the U.S. Global Debenture or Offshore Global Debenture, as the case may be, an equal aggregate principal amount of U.S. Physical Debentures or Offshore Physical Debentures, as the case may be, of authorized denominations.

          (f) Any U.S. Physical Debenture delivered in exchange for an interest in the U.S. Global Debenture pursuant to paragraph (b) or (d) of this Section shall, except as otherwise provided by paragraph (f) of Section 2.08, bear the legend regarding transfer restrictions applicable to the U.S. Physical Debenture set forth in Section 2.02.

          (g) Any Offshore Physical Debenture delivered in exchange for an interest in the Offshore Global Debenture pursuant to paragraph (b) of this Section shall, except as otherwise provided by paragraph (f) of Section 2.08, bear the legend regarding transfer restrictions applicable to the Offshore Physical Debenture set forth in Section 2.02.

          (h) The registered holder of a Global Debenture may grant proxies and otherwise authorize any person, including Agent Members and persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Debentures.

          (i) QIBs that are beneficial owners of interests in a U.S. Global Debenture may receive Physical Debentures (which shall bear the Private Placement Legend if required by Section 2.02) in accordance with the procedures of the Depositary. In connection with the execution, authentication and delivery of such Physical Debentures, the Registrar shall reflect on its books and records a decrease in the principal amount of the relevant U.S. Global Debenture equal to the principal amount of such Physical Debentures and the Company shall execute and the Trustee shall authenticate and deliver one or more Physical Debentures having an equal aggregate principal amount.

          SECTION 2.08.  Special Transfer Provisions.  Unless and until a
                         ---------------------------
Debenture is exchanged for an Registered Debenture in connection with an effective Registration Statement pursuant to the Registration Rights Agreement, the following provisions shall apply:

          (a) Transfers to Non-QIB Institutional Accredited Investors.  The
              -------------------------------------------------------
following provisions shall apply with respect to the registration of any proposed transfer of a Debenture to any Institutional Accredited Investor which is not a QIB (excluding Non-U.S. Persons):

          (i) The Registrar shall register the transfer of any Debenture, whether or not such Debenture bears the Private Placement Legend, if (x) the requested transfer is after the time period referred to in Rule 144(k) under the Securities Act as in effect with respect to such transfer or (y) the proposed transferee has delivered to the Registrar (A) a certificate substantially in the form of Exhibit C hereto and (B) if the aggregate principal amount of the Debentures being transferred is less than $100,000 at the time of such transfer, an opinion of counsel acceptable to the Company that such transfer is in compliance with the Securities Act.

          (ii) If the proposed transferor is an Agent Member holding a beneficial interest in the U.S. Global Debenture, upon receipt by the Registrar of (x) the documents, if any, required by paragraph (i) and (y) instructions given in accordance with the Depositary's and the Registrar's procedures, the Registrar shall reflect on its books and records the date and a decrease in the principal amount of the U.S. Global Debenture in an amount equal to the principal amount of the beneficial interest in the U.S. Global Debenture to be transferred, and the Company shall execute, and the Trustee shall authenticate and deliver, one or more U.S. Physical Debentures of like tenor and amount.

          (b) Transfers to QIBs. The following provisions shall apply with
              -----------------
respect to the registration of any proposed transfer of a U.S. Physical Debenture or an interest in the U.S. Global Debenture to a QIB (excluding Non-U.S. Persons):

          (i) If the Debenture to be transferred consists of (x) U.S. Physical Debentures, the Registrar shall register the transfer if such transfer is being made by a proposed transferor who has checked the box provided for on the form of Debenture stating, or has otherwise advised the Company and the Registrar in writing, that the sale has been made in compliance with the provisions of Rule 144A to a transferee who has signed the certification provided for on the form of Debenture stating, or has otherwise advised the Company and the Registrar in writing, that it is purchasing the Debenture for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a QIB within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A or (y) an interest in the U.S. Global Debenture, the transfer of such interest may be effected only through the book entry system maintained by the Depositary.

          (ii) If the proposed transferee is an Agent Member, and the Debenture to be transferred consists of U.S. Physical Debentures, upon receipt by the Registrar of the documents referred to in clause (i) and instructions given in accordance with the Depositary's and the Registrar's procedures, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the U.S. Global Debenture in an amount equal to the principal amount of the U.S. Physical Debentures to be transferred, and the Trustee shall cancel the U.S. Physical Debenture so transferred.

          (c) Transfers of Interests in the Offshore Global Debenture or
              ----------------------------------------------------------
Offshore Physical Debentures.  The following provisions shall apply with respect
----------------------------
to any transfer of interests in the Offshore Global Debenture or Offshore Physical Debentures to U.S. Persons:

          (i) prior to the removal of the Private Placement Legend from the Offshore Global Debenture or Offshore Physical Debentures pursuant to
     Section 2.02, the Registrar shall refuse to register such transfer; and

          (ii) after such removal, the Registrar shall register the transfer of any such Debenture without requiring any additional certification.

          (d)  Intentionally Omitted.

          (e) Transfers to Non-U.S. Persons at Any Time.  The following
              -----------------------------------------
provisions shall apply with respect to any transfer of a Debenture to a Non-U.S.
Person:

          (i) Prior to July 20, 1997, the Registrar shall register any proposed transfer of a Debenture to any Non-U.S. Person upon receipt of a certificate substantially in the form of Exhibit D from the proposed transferor.

          (ii) On and after July 20, 1997, the Registrar shall register any proposed transfer to any Non-U.S. Person if the Debenture to be transferred is a U.S. Physical Debenture or an interest in the U.S. Global Debenture only upon receipt of a certificate substantially in the form of Exhibit D from the proposed transferor.

          (iii) (a) If the proposed Transferor is an Agent Member holding a beneficial interest in the U.S. Global Debenture, upon receipt by the Registrar of (x) the documents required by paragraph (i) and (y) instructions in accordance with the Depositary's and the Registrar's procedures, the Registrar shall reflect on its books and records the date and a decrease in the principal amount at maturity of the U.S. Global Debenture in an amount equal to the principal amount at maturity of the beneficial interest in the U.S. Global Debenture to be transferred, and (b) if the proposed transferee is an Agent Member, upon receipt by the Registrar of instructions given in accordance with the Depositary's and the Registrar's procedures, the Registrar shall reflect on its books and records the date and an increase in the principal amount at maturity of the Offshore Global Debenture in an amount equal to the principal amount at maturity of the U.S. Physical Debentures or the U.S. Global Debentures, as the case may be, to be transferred, and the Trustee shall cancel the Physical Debenture, if any, so transferred or decrease the amount of the U.S. Global Debenture.

          (f) Private Placement Legend.  Upon the transfer, exchange or
              ------------------------
replacement of Debentures not bearing the Private Placement Legend, the Registrar shall deliver Debentures that do not bear the Private Placement Legend. Upon the transfer, exchange or replacement of Debentures bearing the Private Placement Legend, the Registrar shall deliver only Debentures that bear the Private Placement Legend unless either (i) the Private Placement Legend is not required by Section 2.02 or (ii) there is delivered to the Registrar an Opinion of Counsel reasonably satisfactory to the Company and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act.

          (g) General.  By its acceptance of any Debenture bearing the Private
              -------
Placement Legend, each Holder of such a Debenture acknowledges the restrictions on transfer of such Debenture set forth in this Indenture and in the Private Placement Legend and agrees that it will transfer such Debenture only as provided in this Indenture. The Registrar shall not register a transfer of any Debenture unless such transfer complies with the restrictions on transfer of such Debenture set forth in this Indenture. In connection with any transfer of Debentures, each Holder agrees by its acceptance of the Debentures to furnish the Registrar or the Company such certifications, legal opinions or other information as either of them may reasonably require to confirm that such transfer is being made pursuant to an exemption from, or a transaction not subject to, the registration requirements of the Securities Act; provided that the Registrar shall not be required to determine (but may rely on a determination made by the Company with respect to) the sufficiency of any such certifications, legal opinions or other information.

          The Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 2.07 or this Section 2.08. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.

          SECTION 2.09.  Replacement Debentures.  If a mutilated Debenture is
                         ----------------------
surrendered to the Trustee or if the Holder claims that the Debenture has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Debenture of like tenor and principal amount and bearing a number not contemporaneously outstanding. If required by the Trustee or the Company, an indemnity bond must be furnished that is sufficient in the judgment of both the Trustee and the Company to protect the Company, the Trustee or any Agent from any loss that any of them may suffer if a Debenture is replaced. The Company may charge such Holder for its expenses and the expenses of the Trustee in replacing a Debenture. In case any such mutilated, lost, destroyed or wrongfully taken Debenture has become or is about to become due and payable, the Company in its discretion may pay such Debenture instead of issuing a new Debenture in replacement thereof.

          Every replacement Debenture is an additional obligation of the Company and shall be entitled to the benefits of this Indenture.

          SECTION 2.10.  Outstanding Debentures.  Debentures outstanding at any
                         ----------------------
time are all Debentures that have been authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation and those described in this Section 2.10 as not outstanding.

          If a Debenture is replaced pursuant to Section 2.09, it ceases to be outstanding unless and until the Trustee and the Company receive proof satisfactory to them that the replaced Debenture is held by a bona fide purchaser.

          If the Paying Agent (other than the Company or an Affiliate of the Company) holds on the maturity date money sufficient to pay Debentures payable on that date, then on and after that date such Debentures cease to be outstanding and interest on them shall cease to accrue.

          A Debenture does not cease to be outstanding because the Company or one of its Affiliates holds such Debenture, provided, however, that, in determining whether the Holders of the requisite principal amount of the outstanding Debentures have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Debentures owned by the Company or any other obligor upon the Debentures or any Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Debentures which the Trustee knows to be so owned shall be so disregarded. Debentures so owned which have been pledged in good faith may be regarded as outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Debentures and that the pledgee is not the Company or any other obligor upon the Debentures or any Affiliate of the Company or of such other obligor.

          SECTION 2.11.  Temporary Debentures.  Until definitive Debentures are
                         --------------------
ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Debentures. Temporary Debentures shall be substantially in the form of definitive Debentures but may have insertions, substitutions, omissions and other variations determined to be appropriate by the Officers executing the temporary Debentures, as evidenced by their execution of such temporary Debentures. If temporary Debentures are issued, the Company will cause definitive Debentures to be prepared without unreasonable delay. After the preparation of definitive Debentures, the temporary Debentures shall be exchangeable for definitive Debentures upon surrender of the temporary Debentures at the office or agency of the Company designated for such purpose pursuant to Section 4.02, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Debentures the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Debentures of authorized denominations. Until so exchanged, the temporary Debentures shall be entitled to the same benefits under this Indenture as definitive Debentures.

          SECTION 2.12.  Cancellation.  The Company at any time may deliver to
                         ------------
the Trustee for cancellation any Debentures previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and may deliver to the Trustee for cancellation any Debentures previously authenticated hereunder which the Company has not issued and sold. The Registrar and the Paying Agent shall forward to the Trustee any Debentures surrendered to them for transfer, exchange or payment. The Trustee shall cancel all Debentures surrendered for transfer, exchange, payment or cancellation and shall destroy them in accordance with its normal procedure. The Company may not issue new Debentures to replace Debentures it has paid in full or delivered to the Trustee for cancellation.

          SECTION 2.13.  CUSIP Numbers.  The Company in issuing the Debentures
                         -------------
may use "CUSIP" and "CINS" numbers (if then generally in use), and the Trustee shall use CUSIP numbers or CINS numbers, as the case may be, in notices of redemption or exchange as a convenience to Holders; provided that any such notice shall state that no representation is made as to the correctness of such numbers either as printed on the Debentures or as contained in any notice of redemption or exchange and that reliance may be placed only on the other identification numbers printed on the Debentures.

          SECTION 2.14.  Defaulted Interest.  If the Company defaults in a
                         ------------------
payment of interest on the Debentures, it shall pay, or shall deposit with the Paying Agent money in immediately available funds sufficient to pay the defaulted interest, plus (to the extent lawful) any interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date. A special record date, as used in this Section 2.14 with respect to the payment of any defaulted interest, shall mean the 15th day next preceding the date fixed by the Company for the payment of defaulted interest, whether or not such day is a Business Day. At least 15 days before the subsequent special record date, the Company shall mail to each Holder and to the Trustee a notice that states the subsequent special record date, the payment date and the amount of defaulted interest to be paid.

          SECTION 2.15.  Issuance of Additional Debentures.  The Company may,
                         ---------------------------------
subject to Article Four of this Indenture, issue additional Debentures under this Indenture. The Debentures issued on the Closing Date and any additional Debentures subsequently issued shall be treated as a single class for all purposes under this Indenture.

                                 ARTICLE THREE
                                   REDEMPTION

          SECTION 3.01.  Right of Redemption.  The Debentures may be redeemed at
                         -------------------
the election of the Company, in whole or in part, at any time and from time to time on or after June 1, 2002 and prior to maturity, upon not less than 30 nor more than 60 days' prior notice mailed by first-class mail to each Holder's last address as it appears in the Security Register, at the following Redemption Prices (expressed in percentages of their principal amount), plus accrued and unpaid interest, if any, to the Redemption Date (subject to the right of Holders of record on the relevant Regular Record Date that is on or prior to the Redemption Date to receive interest due on an Interest Payment Date) if redeemed during the 12-month period commencing on June 1 of the years set forth below:

               Year                         Redemption Price
               ----                         ----------------
               2002........................     104.500%
               2003........................     103.375%
               2004........................     102.250%
               2005........................     101.125%
               2006 and thereafter.........     100.000%

          In addition, at any time prior to June 1, 2000, the Company may redeem up to 35% of the principal amount of the Debentures with the proceeds of one or more public equity offerings of Common Stock of Holdings (to the extent Holdings makes a capital contribution thereof to the Company) or the Successor Corporation, at any time or from time to time in part, at a Redemption Price (expressed as a percentage of principal amount) of 109.000%, plus accrued and unpaid interest to the Redemption Date (subject to the rights of Holders of record on the relevant Regular Record Date that is prior to the Redemption Date to receive interest due on an Interest Payment Date); provided that at least $195 million aggregate principal amount of Debentures remains outstanding after each such redemption.

          SECTION 3.02.  Notices to Trustee.  If the Company elects to redeem
                         ------------------
Debentures pursuant to Section 3.01, it shall notify the Trustee in writing of the Redemption Date and the principal amount of Debentures to be redeemed.

          The Company shall give each notice provided for in this Section 3.02 in an Officers' Certificate at least 45 days before the Redemption Date (unless a shorter period shall be satisfactory to the Trustee).

          SECTION 3.03.  Selection of Debentures to Be Redeemed.  If less than
                         --------------------------------------
all of the Debentures are to be redeemed at any time, the Trustee shall select the Debentures to be redeemed in compliance with the requirements, as certified to it by the Company, of the principal national securities exchange, if any, on which the Debentures are listed or, if the

Debentures are not listed on a national securities exchange, on a pro rata basis, by lot or by such other method as the Trustee in its sole discretion shall deem fair and appropriate; provided that no Debentures of $1,000 in principal amount or less shall be redeemed in part.

          The Trustee shall make the selection from the Debentures outstanding and not previously called for redemption. Debentures in denominations of $1,000 in principal amount may only be redeemed in whole. The Trustee may select for redemption portions (equal to $1,000 in principal amount or any integral multiple thereof) of Debentures that have denominations larger than $1,000 in principal amount. Provisions of this Indenture that apply to Debentures called for redemption also apply to portions of Debentures called for redemption. The Trustee shall notify the Company and the Registrar promptly in writing of the Debentures or portions of Debentures to be called for redemption.

          SECTION 3.04.  Notice of Redemption.  With respect to any redemption
                         --------------------
of Debentures pursuant to Section 3.01, at least 30 days but not more than 60 days before a Redemption Date, the Company shall mail a notice of redemption by first class mail to each Holder whose Debentures are to be redeemed.

          The notice shall identify the Debentures to be redeemed and shall state:

          (i)  the Redemption Date;

          (ii)  the Redemption Price;

          (iii)  the name and address of the Paying Agent;

          (iv) that Debentures called for redemption must be surrendered to the Paying Agent in order to collect the Redemption Price;

          (v) that, unless the Company defaults in making the redemption payment, interest on Debentures called for redemption ceases to accrue on and after the Redemption Date and the only remaining right of the Holders is to receive payment of the Redemption Price plus accrued interest to the Redemption Date upon surrender of the Debentures to the Paying Agent;

          (vi) that, if any Debenture is being redeemed in part, the portion of the principal amount (equal to $1,000 in principal amount or any integral multiple thereof) of such Debenture to be redeemed and that, on and after the Redemption Date, upon surrender of such Debenture, a new Debenture or Debentures in principal amount equal to the unredeemed portion thereof will be reissued; and

          (vii)  that, if any Debenture contains a CUSIP number as provided in

     Section 2.13, no representation is being made as to the correctness of the CUSIP number either as printed on the Debentures or as contained in the notice of redemption and that reliance may be placed only on the other identification numbers printed on the Debentures.

          At the Company's request (which request may be revoked by the Company at any time prior to the time at which the Trustee shall have given such notice to the Holders), made in writing to the Trustee at least 45 days (or such shorter period as shall be satisfactory to the Trustee) before a Redemption Date, the Trustee shall give the notice of redemption in the name and at the expense of the Company. If, however, the Company gives such notice to the Holders, the Company shall concurrently deliver to the Trustee an Officers' Certificate stating that such notice has been given.

          SECTION 3.05.  Effect of Notice of Redemption.  Once notice of
                         ------------------------------
redemption is mailed, Debentures called for redemption become due and payable on the Redemption Date and at the Redemption Price. Upon surrender of any Debentures to the Paying Agent, such Debentures shall be paid at the Redemption Price, plus accrued interest, if any, to the Redemption Date.

          Notice of redemption shall be deemed to be given when mailed, whether or not the Holder receives the notice. In any event, failure to give such notice, or any defect therein, shall not affect the validity of the proceedings for the redemption of Debentures held by Holders to whom such notice was properly given.

          SECTION 3.06.  Deposit of Redemption Price.  On or prior to any
                         ---------------------------
Redemption Date, the Company shall deposit with the Paying Agent (or, if the Company is acting as its own Paying Agent, shall segregate and hold in trust as provided in Section 2.05) money sufficient to pay the Redemption Price of and accrued interest on all Debentures to be redeemed on that date other than Debentures or portions thereof called for redemption on that date that have been delivered by the Company to the Trustee for cancellation.

          SECTION 3.07.  Payment of Debentures Called for Redemption.  If notice
                         -------------------------------------------
of redemption has been given in the manner provided above, the Debentures or portion of Debentures specified in such notice to be redeemed shall become due and payable on the Redemption Date at the Redemption Price stated therein, together with accrued interest to such Redemption Date, and on and after such date (unless the Company shall default in the payment of such Debentures at the Redemption Price and accrued interest to the Redemption Date, in which case the principal, until paid, shall bear interest from the Redemption Date at the rate prescribed in the Debentures), such Debentures shall cease to accrue interest. Upon surrender of any Debenture for redemption in accordance with a notice of redemption, such Debenture shall be paid and redeemed by the Company at the Redemption Price, together with accrued interest, if any, to the Redemption Date; provided that installments of interest whose Stated

Maturity is on or prior to the Redemption Date shall be payable to the Holders registered as such at the close of business on the relevant Regular Record Date.

          SECTION 3.08.  Debentures Redeemed in Part.  Upon surrender of any
                         ---------------------------
Debenture that is redeemed in part, the Company shall execute and the Trustee shall authenticate and deliver to the Holder a new Debenture equal in principal amount to the unredeemed portion of such surrendered Debenture.


                                  ARTICLE FOUR
                                   COVENANTS

          SECTION 4.01.  Payment of Debentures.  The Company shall pay the
                         ---------------------
principal of, premium, if any, and interest on the Debentures on the dates and in the manner provided in the Debentures and this Indenture. An installment of principal, premium, if any, or interest shall be considered paid on the date due if the Trustee or Paying Agent (other than the Company, a Subsidiary of the Company, or any Affiliate of any of them) holds on that date money designated for and sufficient to pay the installment. If the Company or any Subsidiary of the Company or any Affiliate of any of them, acts as Paying Agent, an installment of principal, premium, if any, or interest shall be considered paid on the due date if the entity acting as Paying Agent complies with the last sentence of Section 2.05. As provided in Section 6.09, upon any bankruptcy or reorganization procedure relative to the Company, the Trustee shall serve as the Paying Agent, if any, for the Debentures.

          The Company shall pay interest on overdue principal, premium, if any, and interest on overdue installments of interest, to the extent lawful, at the rate per annum specified in the Debentures.

          SECTION 4.02.  Maintenance of Office or Agency.  The Company will
                         -------------------------------
maintain in the Borough of Manhattan, The City of New York an office or agency where Debentures may be surrendered for registration of transfer or exchange or for presentation for payment and where notices and demands to or upon the Company in respect of the Debentures and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 11.02.

          The Company may also from time to time designate one or more other offices or agencies where the Debentures may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the

Borough of Manhattan, The City of New York for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

          The Company hereby initially designates The First National Bank of Chicago c/o First Chicago Trust Company of New York, 14 Wall Street, 8th Floor, Window 2, New York, NY 10005, located in the Borough of Manhattan, The City of New York, as such office of the Company in accordance with Section 2.04.

          SECTION 4.03.  Limitation on Indebtedness.  (a)  The Company will not,
                         --------------------------
and will not permit any of its Restricted Subsidiaries to, Incur any Indebtedness (other than the Debentures and Indebtedness existing on the Closing
Date); provided that the Company and its Restricted Subsidiaries may Incur Indebtedness if, after giving effect to the Incurrence of such Indebtedness and the receipt and application of the proceeds therefrom, the Interest Coverage Ratio would be greater than 2.0:1.

          Notwithstanding the foregoing, the Company and any Restricted Subsidiary may Incur each and all of the following: (i) Indebtedness in an aggregate principal amount not to exceed, at any one time outstanding, the Credit Agreement Amount, less any amount of such Indebtedness permanently repaid as provided under Section 4.10; (ii) Indebtedness owed (A) to the Company evidenced by a promissory note or (B) to any of its Restricted Subsidiaries; provided that any event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of such Indebtedness (other than to the Company or another Restricted Subsidiary) shall be deemed, in each case, to constitute an Incurrence of such Indebtedness not permitted by this clause (ii); (iii) Indebtedness issued in exchange for, or the net proceeds of which are used to refinance or refund, then outstanding Indebtedness (other than Indebtedness Incurred under clause (i), (ii), (iv), (vii), (ix) or (x) of this paragraph) and any refinancings thereof in an amount not to exceed the amount so refinanced or refunded (plus premiums, accrued interest, fees and expenses); provided that Indebtedness the proceeds of which are used to refinance or refund the Debentures or Indebtedness that is pari passu with, or subordinated in right of payment to, the Debentures shall only be permitted under this clause (iii) if (A) in case the Debentures are refinanced in part or the Indebtedness to be refinanced is pari passu with the Debentures, such new Indebtedness, by its terms or by the terms of any agreement or instrument pursuant to which such new Indebtedness is outstanding, is expressly made pari passu with, or subordinate in right of payment to, the remaining Debentures, (B) in case the Indebtedness to be refinanced is subordinated in right of payment to the Debentures, such new Indebtedness, by its terms or by the terms of any agreement or instrument pursuant to which such new Indebtedness is issued or remains outstanding, is expressly made subordinate in right of payment to the Debentures remaining outstanding at least to the extent that the Indebtedness to be refinanced is subordinated to the Debentures and (C) such new Indebtedness, determined as of the date of Incurrence of such new Indebtedness, does not mature prior to the Stated Maturity of the Indebtedness to be refinanced or refunded, and the Average Life of such new Indebtedness is at least equal to the remaining Average Life of the Indebtedness to be refinanced or refunded; provided however, that with respect to the refinancing of the Exchange Debentures, the requirements of clauses (B) and (C) of this clause (iii) and the next subsequent proviso of this clause (iii) shall not be applicable if, pro forma for such refinancing, the Company would be permitted to Incur $1.00 of Indebtedness under the first paragraph of this Section 4.03 (a); and provided further that in no event may Indebtedness of the Company that is pari passu with, or subordinated to, the Debentures be refinanced by means of any Indebtedness of any Restricted Subsidiary pursuant to this clause (iii); (iv) Indebtedness (A) in respect of performance, surety or appeal bonds provided in the ordinary course of business,
(B) under Currency Agreements, Interest Rate Agreements and commodity hedging agreements; provided that such agreements (a) are designed solely to protect the Company or its Restricted Subsidiaries against fluctuations in foreign currency exchange rates, interest rates or commodity prices and (b) do not increase the Indebtedness of the obligor outstanding at any time other than as a result of fluctuations in foreign currency exchange rates, interest rates or by reason of fees, indemnities and compensation payable thereunder; and (C) arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, or from Guarantees or letters of credit, surety bonds or performance bonds securing any obligations of the Company or any of its Restricted Subsidiaries pursuant to such agreements, in any case Incurred in connection with the disposition of any business, assets or Restricted Subsidiary (other than Guarantees of Indebtedness Incurred by any Person acquiring all or any portion of such business, assets or Restricted Subsidiary for the purpose of financing such acquisition), in a principal amount not to exceed the gross proceeds actually received by the Company or any Restricted Subsidiary in connection with such disposition; (v) Indebtedness of the Company, to the extent the net proceeds thereof are promptly (A) used to purchase Debentures tendered in an Offer to Purchase made as a result of a Change in Control or (B) deposited to defease the Debentures as described below in Section 8.02; (vi) the issuance of Exchange Debentures (A) in exchange for the 13 1/4% Preferred Stock and (B) in satisfaction of payment-in-kind interest obligations on outstanding Exchange Debentures; (vii) Guarantees of Indebtedness of the Company and Restricted Subsidiaries to the extent such Indebtedness is otherwise permitted to be Incurred under this Section 4.03 (a), provided that in the case of a Guarantee by a Restricted Subsidiary, such Restricted Subsidiary complies with
Section 4.07 to the extent applicable; (viii) obligations in respect of letters of credit not to exceed $30 million outstanding at any one time; and (ix) other Indebtedness in an aggregate principal amount not to exceed $25 million outstanding at any one time.

          (b) Notwithstanding any other provision of this Section 4.03, the maximum amount of Indebtedness that the Company or a Restricted Subsidiary may Incur pursuant to this Section 4.03 shall not be deemed to be exceeded with respect to any outstanding Indebtedness solely as a result of fluctuations in the exchange rates of currencies.

          (c) For purposes of determining any particular amount of Indebtedness under this Section 4.03, (1) Indebtedness Incurred under the Credit Agreement on or prior to the

Closing Date shall be treated as Incurred pursuant to clause (i) of the second paragraph of this Section 4.03, (2) Guarantees, Liens or obligations with respect to letters of credit supporting Indebtedness otherwise included in the determination of such particular amount shall not be included and (3) any Liens granted pursuant to the equal and ratable provisions referred to in Section 4.09 shall not be treated as Indebtedness. For purposes of determining compliance with this Section 4.03, in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness described in the above clauses, the Company, in its sole discretion, shall classify such item of Indebtedness and only be required to include the amount and type of such Indebtedness in one of such clauses. The Company shall not Incur any Indebtedness that is expressly subordinated to any other Indebtedness of the Company unless such Indebtedness, by its terms or the terms of any agreement or instrument pursuant to which such Indebtedness is issued, is also expressly made subordinate to the Debentures at least to the extent that it is subordinated to such other Indebtedness.

          (d) Notwithstanding any of the foregoing, nothing in this Section 4.03 shall prohibit the occurrence of the Holdings Merger. Immediately upon the occurrence of the Holdings Merger, this part (d) of this Section 4.03 shall be of no further force and effect, and all references to the Company in this
Section 4.03 shall refer to the Successor Corporation.

          SECTION 4.04.  Limitation on Restricted Payments.  The Company will
                         ---------------------------------
not, and will not permit any Restricted Subsidiary to, directly or indirectly,
(i) declare or pay any dividend or make any distribution on or with respect to its Capital Stock (other than (x) dividends or distributions payable solely in shares of its Capital Stock (other than Disqualified Stock) or in options, warrants or other rights to acquire shares of such Capital Stock and (y) pro rata dividends or distributions on Common Stock of Restricted Subsidiaries held by minority stockholders, provided that such dividends do not in the aggregate exceed the minority stockholders' pro rata share of such Restricted Subsidiaries' net income from the first day of the fiscal quarter beginning immediately following the Closing Date) held by Persons other than the Company or any of its Restricted Subsidiaries, (ii) purchase, redeem, retire or otherwise acquire for value any shares of Capital Stock of (A) the Company or an Unrestricted Subsidiary (including options, warrants or other rights to acquire such shares of Capital Stock) held by any Person or (B) a Restricted Subsidiary (including options, warrants or other rights to acquire such shares of Capital Stock) held by any Affiliate of the Company (other than a Wholly Owned Restricted Subsidiary) or any holder (or any Affiliate of such holder) of 5% or more of the Capital Stock of the Company, (iii) make any voluntary or optional principal payment, or voluntary or optional redemption, repurchase, defeasance, or other acquisition or retirement for value, of Indebtedness of the Company that is subordinated in right of payment to the Debentures or (iv) make any Investment, other than a Permitted Investment, in any Person (such payments or any other actions described in clauses (i) through (iv) above being collectively "Restricted Payments") if, at the time of, and after giving effect to, the proposed Restricted Payment: (A) a Default or Event of Default shall have occurred and be continuing, (B) the Company could not Incur at least $1.00 of Indebtedness under the first paragraph of Section

4.03(a) or (C) the aggregate amount of all Restricted Payments (the amount, if other than in cash, to be determined in good faith by the Board of Directors, whose determination shall be conclusive and evidenced by a Board Resolution) made after the Closing Date shall exceed the sum of (1) 50% of the aggregate amount of the Adjusted Consolidated Net Income (or, if the Adjusted Consolidated Net Income is a loss, minus 100% of the amount of such loss) (determined by excluding income resulting from transfers of assets by the Company or a Restricted Subsidiary to an Unrestricted Subsidiary) accrued on a cumulative basis during the period (taken as one accounting period) beginning on the first day of the fiscal quarter in which the Closing Date occurs and ending on the last day of the last fiscal quarter preceding the Transaction Date for which reports have been filed with the Commission or provided to the Trustee pursuant to Section 4.17 plus (2) the aggregate Net Cash Proceeds received by the Company after the Closing Date from capital contributions or from the issuance and sale permitted by the Indenture of its Capital Stock (other than Disqualified Stock) to a Person who is not a Subsidiary of the Company, including an issuance or sale permitted by the Indenture of Indebtedness of the Company for cash subsequent to the Closing Date upon the conversion of such Indebtedness into Capital Stock (other than Disqualified Stock) of the Company, or from the issuance to a Person who is not a Subsidiary of the Company of any options, warrants or other rights to acquire Capital Stock of the Company (in each case, exclusive of any Disqualified Stock or any options, warrants or other rights that are redeemable at the option of the holder, or are required to be redeemed, prior to the Stated Maturity of the Debentures) plus (3) an amount equal to the net reduction in Investments (other than reductions in Permitted Investments and Investments made pursuant to the next paragraph) in any Person resulting from payments of interest on Indebtedness, dividends, repayments of loans or advances, or other transfers of assets, in each case to the Company or any Restricted Subsidiary or from the Net Cash Proceeds from the sale of any such Investment (except, in each case, to the extent any such payment or proceeds are included in the calculation of Adjusted Consolidated Net Income), or from redesignations of Unrestricted Subsidiaries as Restricted Subsidiaries (valued in each case as provided in the definition of "Investments"), not to exceed, in each case, the amount of Investments previously made by the Company or any Restricted Subsidiary in such Person or Unrestricted Subsidiary plus (4) $25 million.

          The foregoing provision shall not be violated by reason of: (i) the payment of any dividend or the consummation of any irrevocable redemption within 60 days after the date of declaration of such dividend or the giving of any notice of irrevocable redemption, as the case may be, if, at said date of declaration or the giving of such notice, as the case may be, such payment or redemption, as the case may be, would comply with the foregoing paragraph; (ii) the redemption, repurchase, defeasance or other acquisition or retirement for value of Indebtedness that is subordinated in right of payment to the Debentures including premium, if any, and accrued and unpaid interest, with the proceeds of, or in exchange for, Indebtedness Incurred under clause (iii) of the second paragraph of part (a) of Section 4.03; (iii) the repurchase, redemption or other acquisition of Capital Stock of the Company (or options, warrants or other rights to acquire such Capital Stock) in exchange for, or out of the proceeds of a substantially concurrent offering of, shares of Capital Stock (other than Disqualified Stock) of the Company (or options, warrants or other rights to acquire such Capital Stock); (iv) the making of any principal payment or the repurchase, redemption, retirement, defeasance or other acquisition for value of Indebtedness of the Company which is subordinated in right of payment to the Debentures in exchange for, or out of the proceeds of a substantially concurrent offering of, shares of Capital Stock (other than Disqualified Stock) of Holdings (or options, warrants or other rights to acquire such Capital Stock), in an amount not to exceed 100% of the net cash proceeds of such offering that are contributed to the Company or the Successor Corporation, plus the amount of any premiums applicable thereto;
(v) payments or distributions, to dissenting stockholders pursuant to applicable law, pursuant to or in connection with a consolidation, merger or transfer of assets that complies with Article Five; (vi) the purchase, redemption, acquisition, cancellation or other retirement for value of shares of Capital Stock of Holdings, the Company or any other Restricted Subsidiary, options on any such shares or related stock appreciation rights or similar securities held by officers or employees or former officers or employees (or their estates or beneficiaries under their estates) and which were issued pursuant to any Stock Based Plan, upon death, disability, retirement or termination of employment or pursuant to the terms of such Stock Based Plan or any other agreement under which such Capital Stock, options, related rights or similar securities were issued; provided that the aggregate cash consideration paid for such purchase, redemption, acquisition, cancellation or other retirement for value of such shares of Capital Stock, options, related rights or similar securities after the Closing Date does not exceed $3 million; (vii) Investments, not to exceed $25 million at any one time outstanding; or (viii) the declaration and payment of dividends on Common Stock in an amount not to exceed 6% per annum of the aggregate of the net proceeds received by Holdings in its initial public offering and the next $35 million of proceeds received upon the issuance of Common Stock of Holdings or a Successor Corporation; or (ix) the issuance of the Exchange Debentures in exchange for the 13 1/4% Preferred Stock; provided that, except in the case of clauses (i), (ii), (iii), (v) and (ix), no Default or Event of Default shall have occurred and be continuing or occur as a consequence of the actions or payments set forth therein.

          Each Restricted Payment permitted pursuant to the preceding paragraph (other than the Restricted Payment referred to in clause (ii) thereof, an exchange of Capital Stock for Capital Stock or Indebtedness referred to in clause (iii) or (iv) thereof, an Investment referred to in clause (vii) thereof and the Restricted Payment specified in clause (ix) thereof), and the Net Cash Proceeds from any issuance of Capital Stock referred to in clauses (iii) and
(iv), shall be included in calculating whether the conditions of clause (C) of the first paragraph of this Section 4.04 have been met with respect to any subsequent Restricted Payments. In the event the proceeds of an issuance of Capital Stock of the Company are used for the redemption, repurchase or other acquisition of the Debentures, or Indebtedness that is pari passu with the Debentures, then the Net Cash Proceeds of such issuance shall be included in clause (C) of the first paragraph of this Section 4.04 only to the extent such proceeds are not used for such redemption, repurchase or other acquisition of Indebtedness.

          SECTION 4.05.  Limitation on Dividend and Other Payment Restrictions
                         -----------------------------------------------------
Affecting Restricted Subsidiaries.  The Company will not, and will not permit
---------------------------------
any Restricted Subsidiary to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Restricted Subsidiary to (i) pay dividends or make any other distributions permitted by applicable law on any Capital Stock of such Restricted Subsidiary owned by the Company or any other Restricted Subsidiary,
(ii) pay any Indebtedness owed to the Company or any other Restricted Subsidiary, (iii) make loans or advances to the Company or any other Restricted Subsidiary or (iv) transfer any of its property or assets to the Company or any other Restricted Subsidiary.

          The foregoing provisions shall not restrict any encumbrances or restrictions: (i) existing on the Closing Date in the Credit Agreement, the Indenture or any other agreements in effect on the Closing Date, and any modifications, extensions, refinancings, substitutions, renewals or replacements of such agreements; provided that the encumbrances and restrictions in any such modifications, extensions, refinancings, substitutions, renewals or replacements are no less favorable in any material respect to the Holders than those encumbrances or restrictions that are then in effect and that are being modified, substituted, extended, refinanced, renewed or replaced; (ii) existing under or by reason of applicable law; (iii) existing with respect to any Person or the property or assets of such Person acquired by the Company or any Restricted Subsidiary, existing at the time of such acquisition and not incurred in contemplation thereof, which encumbrances or restrictions are not applicable to any Person or the property or assets of any Person other than such Person or the property or assets of such Person so acquired; (iv) in the case of clause
(iv) of the first paragraph of this Section 4.05, (A) that restrict in a customary manner the subletting, assignment or transfer of any property or asset that is a lease, license, conveyance or contract or similar property or asset,
(B) existing by virtue of any transfer of, agreement to transfer, option or right with respect to, or Lien on, any property or assets of the Company or any Restricted Subsidiary not otherwise prohibited by the Indenture or (C) arising or agreed to in the ordinary course of business, not relating to any Indebtedness, and that do not, individually or in the aggregate, detract from the value of property or assets of the Company or any Restricted Subsidiary in any manner material to the Company or any Restricted Subsidiary; (v) with respect to a Restricted Subsidiary and imposed pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock of, or property and assets of, such Restricted Subsidiary; (vi) agreements with principal customers restricting the transfer of assets (or entities owning assets) substantially dedicated to products sold to such customers; (vii) with respect to any Restricted Subsidiary that is intended to be a special purpose financing entity and into which the Company and the other Restricted Subsidiaries do not make any material Investment of assets other than accounts receivable and, to the extent required by the financing agreements of such Restricted Subsidiary, cash; or (viii) contained in the terms of any Indebtedness or any agreement pursuant to which such Indebtedness was issued (in each case by a Restricted Subsidiary in compliance with Section 4.03) if (A) the encumbrance or restriction applies only in the event of a payment default or a default with respect to a financial covenant contained in such Indebtedness or agreement, (B) the encumbrance or restriction is not materially more disadvantageous to the Holders of the Debentures than is customary in comparable financings (as determined by the Company), (C) the Company determines that any such encumbrance or restriction will not materially affect its ability to make principal or interest payments on the Debentures, (D) such encumbrance or restriction expressly states that such Restricted Subsidiary shall be entitled to take the actions referred to in clauses (i) through (iv) of the first paragraph of this Section 4.05 in an amount not to exceed 50% of the consolidated net income of such Restricted Subsidiary (after making adjustments thereto in the nature of the adjustments referred to in the definition of "Adjusted Consolidated Net Income") and (E) the Investments made by the Company and its Restricted Subsidiaries in such Restricted Subsidiary are reasonably related to the business of such Restricted Subsidiary. Nothing contained in this Section 4.05 shall prevent the Company or any Restricted Subsidiary from (1) creating, incurring, assuming or suffering to exist any Liens otherwise permitted in Section 4.09 or (2) restricting the sale or other disposition of property or assets of the Company or any of its Restricted Subsidiaries that secure Indebtedness of the Company or any of its Restricted Subsidiaries.

          SECTION 4.06.  Limitation on the Issuance and Sale of Capital Stock of
                         -------------------------------------------------------
Restricted Subsidiaries.  The Company will not sell, and will not permit any
-----------------------
Restricted Subsidiary, directly or indirectly, to issue or sell, any shares of Capital Stock of a Restricted Subsidiary (including options, warrants or other rights to purchase shares of such Capital Stock) except (i) to the Company or a Wholly Owned Restricted Subsidiary; (ii) issuances of director's qualifying shares or sales to foreign nationals of shares of Capital Stock of foreign Restricted Subsidiaries, to the extent required by applicable law; (iii) if, immediately after giving effect to such issuance or sale, such Restricted Subsidiary would no longer constitute a Restricted Subsidiary and any Investment in such Person remaining after giving effect to such issuance or sale would have been permitted to be made under Section 4.04 if made on the date of such issuance or sale; or (iv) issuances or sales of Common Stock of Restricted Subsidiaries the Net Cash Proceeds of which (if any) are applied as provided in clause (A) or (B) of Section 4.10.

          SECTION 4.07.  Limitation on Issuances of Guarantees by Restricted
                         ---------------------------------------------------
Subsidiaries.  The Company will not permit any Restricted Subsidiary, directly
------------
or indirectly, to Guarantee any Indebtedness of the Company which is pari passu with or subordinate in right of payment to the Debentures ("Guaranteed Indebtedness"), unless (i) such Restricted Subsidiary simultaneously executes and delivers a supplemental indenture to the Indenture providing for a Guarantee (a "Subsidiary Guarantee") of payment of the Debentures by such Restricted Subsidiary and (ii) such Restricted Subsidiary waives, and will not in any manner whatsoever claim or take the benefit or advantage of, any rights of reimbursement, indemnity or subrogation or any other rights against the Company or any other Restricted Subsidiary as a result of any payment by such Restricted Subsidiary under its Subsidiary Guarantee until such time as the Debentures have been paid in full in cash; provided that this paragraph shall not be applicable to any Guarantee of any Restricted Subsidiary that existed at the time such Person became a Restricted Subsidiary and was not Incurred in connection with, or in contemplation of, such

Person becoming a Restricted Subsidiary. If the Guaranteed Indebtedness is (A) pari passu with the Debentures, then the Guarantee of such Guaranteed Indebtedness shall be pari passu with, or subordinated to, the Subsidiary Guarantee or (B) subordinated to the Debentures, then the Guarantee of such Guaranteed Indebtedness shall be subordinated to the Subsidiary Guarantee at least to the extent that the Guaranteed Indebtedness is subordinated to the Debentures.

          Notwithstanding any of the foregoing, nothing in this Section 4.07 shall prohibit the occurrence of the Holdings Merger. Immediately upon the occurrence of the Holdings Merger, all references to the Company in this Section
4.07 shall refer to the Successor Corporation.

          Notwithstanding the foregoing, any Subsidiary Guarantee by a Restricted Subsidiary shall provide by its terms that it shall be automatically and unconditionally released and discharged upon (i) any sale, exchange or transfer, to any Person not an Affiliate of the Company, of all of the Company's and each Restricted Subsidiary's Capital Stock in, or all or substantially all the assets of, such Restricted Subsidiary (which sale, exchange or transfer is not prohibited by the Indenture) or (ii) the release or discharge of the Guarantee which resulted in the creation of such Subsidiary Guarantee, except a discharge or release by or as a result of payment under such Guarantee.

          SECTION 4.08.  Limitation on Transactions with Stockholders and
                         ------------------------------------------------
Affiliates. The Company will not, and will not permit any Restricted Subsidiary
----------
to, directly or indirectly, enter into, renew or extend any transaction (including, without limitation, the purchase, sale, lease or exchange of property or assets, or the rendering of any service) with any holder (or any Affiliate of such holder) of 5% or more of any class of Capital Stock of the Company or with any Affiliate of the Company or any Restricted Subsidiary, except upon fair and reasonable terms no less favorable to the Company or such Restricted Subsidiary than could be obtained, at the time of such transaction or, if such transaction is pursuant to a written agreement, at the time of the execution of the agreement providing therefor, in a comparable arm's-length transaction with a Person that is not such a holder or an Affiliate.

          The foregoing limitation does not limit, and shall not apply to (i) transactions (A) approved by a majority of the disinterested members of the Board of Directors, (B) for which the Company or a Restricted Subsidiary delivers to the Trustee a written opinion of a nationally recognized investment banking firm stating that the transaction is fair to the Company or such Restricted Subsidiary from a financial point of view; (ii) any transaction between the Company and any of its Restricted Subsidiaries or between Restricted Subsidiaries; (iii) the payment of reasonable and customary regular fees to directors of the Company who are not employees of the Company; (iv) any payments or other transactions pursuant to any tax-sharing agreement between the Company and any other Person with which the Company files a consolidated tax return or with which the Company is part of a consolidated group for tax purposes; (v) any Restricted Payments not prohibited by Section 4.04; (vi) the payment of fees pursuant to the Management Agreements or pursuant to any similar management contracts entered into by the Company or any Subsidiary of the Company; and
(vii) the payment of fees to Morgan Stanley & Co. Incorporated or any successor thereto ("Morgan Stanley"), S&H or their respective Affiliates for financial, advisory, consulting or investment banking services that the Board of Directors deems to be advisable or appropriate for the Company or any Subsidiary of the Company to obtain (including, without limitation, the payment to Morgan Stanley of any underwriting discounts or commissions or placement agency fees in connection with the issuance and sale of any securities by the Company or any Subsidiary of the Company). Notwithstanding the foregoing, any transaction or series of related transactions covered by the first paragraph of this Section
4.08 and not covered by clauses (ii) through (vii) of this paragraph, (a) the aggregate amount of which exceeds $5 million in value, must be approved or determined to be fair in the manner provided for in clause (i)(A) or (B) above and (b) the aggregate amount of which exceeds $8 million in value, must be determined to be fair in the manner provided for in clause (i)(B) above.

          Notwithstanding any of the foregoing, nothing in this Section 4.08 shall prohibit the occurrence of the Holdings Merger. Immediately upon the occurrence of the Holdings Merger, all references to the Company in this Section
4.08 shall refer to the Successor Corporation.

          SECTION 4.09.  Limitation on Liens.  The Company will not, and will
                         -------------------
not permit any Restricted Subsidiary to, create, incur, assume or suffer to exist any Lien on any of its assets or properties of any character, or any shares of Capital Stock or Indebtedness of any Restricted Subsidiary, without making effective provision for all of the Debentures and all other amounts due under the Indenture to be directly secured equally and ratably with (or, if the obligation or liability to be secured by such Lien is subordinated in right of payment to the Debentures, prior to) the obligation or liability secured by such Lien.

     The foregoing limitation does not apply to (i) Liens existing on the Closing Date, including Liens existing on the Closing Date securing obligations under the Credit Agreement; (ii) Liens granted after the Closing Date on any assets or Capital Stock of the Company or its Restricted Subsidiaries created in favor of the Holders; (iii) Liens with respect to the assets of a Restricted Subsidiary granted by such Restricted Subsidiary to the Company or a Restricted Subsidiary to secure Indebtedness owing to the Company or such other Restricted Subsidiary; (iv) Liens securing Indebtedness which is Incurred to refinance secured Indebtedness which is permitted to be Incurred under clause (iii) of the second paragraph of Section 4.03; provided that such Liens do not extend to or cover any property or assets of the Company or any Restricted Subsidiary other than the property or assets securing the Indebtedness being refinanced; (v) Liens on any property or assets of a Restricted Subsidiary securing Indebtedness of such Restricted Subsidiary permitted under Section 4.03; (vi) Liens securing Senior Indebtedness (including Interest Rate Agreements and Currency Agreements); or (vii) Permitted Liens.

          SECTION 4.10.  Limitation on Asset Sales.  The Company will not, and
                         -------------------------
will not permit any Restricted Subsidiary to, consummate any Asset Sale, unless
(i) the consideration received by the Company or such Restricted Subsidiary is at least equal to the fair market value of the assets sold or disposed of and
(ii) at least 75% of the consideration received consists of cash or Temporary Cash Investments. In the event and to the extent that the Net Cash Proceeds received by the Company or any of its Restricted Subsidiaries from one or more Asset Sales occurring on or after the Closing Date in any period of 12 consecutive months exceed 15% of Adjusted Consolidated Net Tangible Assets (determined as of the date closest to the commencement of such 12-month period for which a consolidated balance sheet of the Company and its Subsidiaries has been filed with the Commission pursuant to Section 4.17), then the Company shall or shall cause the relevant Restricted Subsidiary to (i) within twelve months after the date Net Cash Proceeds so received exceed 15% of Adjusted Consolidated Net Tangible Assets (A) apply an amount equal to such excess Net Cash Proceeds to permanently repay Senior Indebtedness of the Company or any Indebtedness of any Restricted Subsidiary, in each case owing to a Person other than the Company or any of its Restricted Subsidiaries or (B) invest an equal amount, or the amount not so applied pursuant to clause (A) (or enter into a definitive agreement committing to so invest within 12 months after the date of such agreement), in property or assets (other than current assets) of a nature or type or that are used in a business (or in a company having property and assets of a nature or type, or engaged in a business) similar or related to the nature or type of the property and assets of, or the business of, the Company and its Restricted Subsidiaries existing on the date of such investment and (ii) apply (no later than the end of the 12-month period referred to in clause (i)) such excess Net Cash Proceeds (to the extent not applied pursuant to clause (i)) as provided in the following paragraph of this Section 4.10. The amount of such excess Net Cash Proceeds required to be applied (or to be committed to be applied) during such 12-month period as set forth in clause (i) of the preceding sentence and not applied as so required by the end of such period shall constitute "Excess Proceeds."

          If, as of the first day of any calendar month, the aggregate amount of Excess Proceeds not theretofore subject to an Offer to Purchase pursuant to this
Section 4.10 totals at least $10 million, the Company must commence, not later than the fifteenth Business Day of such month, and consummate an Offer to Purchase from the Holders on a pro rata basis an aggregate principal amount of Debentures equal to the Excess Proceeds on such date, at a purchase price equal to 100% of the principal amount of the Debentures, plus, in each case, accrued interest (if any) to the Payment Date; provided, however, that no Excess Proceeds Offer shall be required to be commenced with respect to the Debentures until the Business Day following the dates that payments are made pursuant to similar offers that are made to holders of Senior Indebtedness, and need not be commenced if the Excess Proceeds remaining after application to the Senior Indebtedness purchased in the offers made to the holders of the Senior Indebtedness are less than $10 million; provided further, however, that no Debentures may be purchased under this Section 4.10 unless the Company shall have purchased all Senior Indebtedness tendered pursuant to the offers applicable thereto.

          Notwithstanding the foregoing, nothing in this Section 4.10 shall prohibit the occurrence of the Holdings Merger. Immediately upon the occurrence of the Holdings Merger, all references to the Company in this Section 4.10 shall refer to the Successor Corporation.

          SECTION 4.11.  Repurchase of Debentures upon a Change of Control.  The
                         -------------------------------------------------
Company must commence, within 30 days after the occurrence of a Change of Control, and consummate an Offer to Purchase for all Debentures then outstanding, at a purchase price equal to 101% of the principal amount thereof, plus accrued interest (if any) to the Payment Date. Prior to the mailing of the notice to the Holders provided for above, but in any event within 30 days following any Change of Control, the Company covenants to (i) repay in full all Indebtedness under the Credit Agreement and all other Senior Indebtedness required to be redeemed or repurchased pursuant to the terms thereof, or to offer to repay in full all Indebtedness under the Credit Agreement and all such other Senior Indebtedness and to repay the indebtedness of each holder of Senior Indebtedness who has accepted such offer or (ii) obtain the requisite consents under the Credit Agreement and such other Senior Indebtedness to permit the repurchase of Debentures as provided for in the succeeding paragraph. The Company shall first comply with the covenant in the preceding sentence before it shall be required to repurchase the Debentures pursuant to this Section 4.11.

          SECTION 4.12.  Existence.  Subject to Articles Four and Five of this
                         ---------
Indenture, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its existence and the existence of each of its Restricted Subsidiaries in accordance with the respective organizational documents of the Company and each such Restricted Subsidiary and the rights (whether pursuant to charter, partnership certificate, agreement, statute or otherwise), material licenses and franchises of the Company and each such Restricted Subsidiary; provided that the Company shall not be required to preserve any such right, license or franchise, or the existence of any Restricted Subsidiary, if the maintenance or preservation thereof is no longer desirable in the conduct of the business of the Company and its Restricted Subsidiaries taken as a whole. Notwithstanding the foregoing, nothing in this
Section 4.12 shall prohibit (i) the occurrence of the Holdings Merger or (ii) any Subsidiary of the Company or Holdings from consolidating with, merging into, or selling, conveying, transferring, leasing or otherwise disposing of all or part of its property and assets to the Company or Holdings or any Restricted Subsidiary of the Company or Holdings.

          SECTION 4.13.  Payment of Taxes and Other Claims.  The Company will
                         ---------------------------------
pay or discharge and shall cause each of its Subsidiaries to pay or discharge, or cause to be paid or discharged, before the same shall become delinquent (i) all material taxes, assessments and governmental charges levied or imposed upon
(a) the Company or any such Subsidiary, (b) the income or profits of any such Subsidiary which is a corporation or (c) the property of the Company or any such Subsidiary and (ii) all material lawful claims for labor, materials and supplies that, if unpaid, might by law become a lien upon the property of the Company or any such Subsidiary; provided that the Company shall not be required to pay or discharge, or cause to be paid or discharged, any such tax, assessment, charge or claim the amount, applicability or validity of which is being contested in good faith by appropriate proceedings and for which adequate reserves have been established.

          SECTION 4.14.  Maintenance of Properties and Insurance.  The Company
                         ---------------------------------------
will cause all properties used or useful in the conduct of its business or the business of any of its Restricted Subsidiaries, to be maintained and kept in good condition, repair and working order (ordinary wear and tear excepted) and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided that nothing in this Section 4.14 shall prevent the Company or any such Subsidiary from discontinuing the use, operation or maintenance of any of such properties or disposing of any of them, if such discontinuance or disposal is, in the judgment of the Company, desirable in the conduct of the business of the Company or such Subsidiary.

          The Company will provide or cause to be provided, for itself and its Restricted Subsidiaries, insurance (including appropriate self-insurance) against loss or damage of the kinds customarily insured against by corporations similarly situated and owning like properties, including, but not limited to, products liability insurance and public liability insurance, with reputable insurers or with the government of the United States of America, or an agency or instrumentality thereof, in such amounts, with such deductibles and by such methods as shall be customary for corporations similarly situated in the industry in which the Company or such Restricted Subsidiary, as the case may be, is then conducting business.

          SECTION 4.15.  Notice of Defaults.  In the event that the Company
                         ------------------
becomes aware of any Default or Event of Default the Company, promptly after it becomes aware thereof, will give written notice thereof to the Trustee.

          SECTION 4.16.  Compliance Certificates.  (a)  The Company shall
                         -----------------------
deliver to the Trustee, within 45 days after the end of each fiscal quarter (120 days after the end of the last fiscal quarter of each year), an Officers' Certificate stating whether or not the signers know of any Default or Event of Default that occurred during such fiscal quarter. In the case of the Officers' Certificate delivered within 120 days of the end of the Company's fiscal year, such certificate shall contain a certification from the principal executive officer, principal financial officer or principal accounting officer that a review has been conducted of the activities of the Company and its Restricted Subsidiaries and the Company's and its Restricted Subsidiaries' performance under this Indenture and that the Company has complied with all conditions and covenants under this Indenture. For purposes of this Section 4.16, such compliance shall be determined without regard to any period of grace or requirement of notice provided under this Indenture. If they do know of such a Default or Event of Default, the certificate shall describe any such Default or Event of Default and its status. The first certificate to be delivered pursuant to this Section 4.16(a) shall be for the first fiscal quarter beginning after the execution of this Indenture.

          (b) The Company shall deliver to the Trustee, within 120 days after the end of the Company's fiscal year, a certificate signed by the Company's independent certified public accountants stating (i) that their audit examination has included a review of the terms of this Indenture and the Debentures as they relate to accounting matters, (ii) that they have read the most recent Officers' Certificate delivered to the Trustee pursuant to paragraph
(a) of this Section 4.16 and (iii) whether, in connection with their audit examination, anything came to their attention that caused them to believe that the Company was not in compliance with any of the terms, covenants, provisions or conditions of Article Four and Section 5.01 of this Indenture as they pertain to accounting matters and, if any Default or Event of Default has come to their attention, specifying the nature and period of existence thereof; provided that such independent certified public accountants shall not be liable in respect of such statement by reason of any failure to obtain knowledge of any such Default or Event of Default that would not be disclosed in the course of an audit examination conducted in accordance with generally accepted auditing standards in effect at the date of such examination.

          SECTION 4.17.  Commission Reports and Reports to Holders. Whether or
                         -----------------------------------------
not the Company is then required to file reports with the Commission, the Company shall file with the Commission all such reports and other information as it would be required to file with the Commission by Sections 13(a) or 15(d) under the Securities Exchange Act of 1934 if it were subject thereto. The Company shall supply the Trustee and each Holder or shall supply to the Trustee for forwarding to each such Holder, without cost to such Holder, copies of such reports and other information.

          SECTION 4.18.  Waiver of Stay, Extension or Usury Laws.  The Company
                         ---------------------------------------
covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive the Company from paying all or any portion of the principal of, premium, if any, or interest on the Debentures as contemplated herein, wherever enacted, now or at any time hereafter in force, or that may affect the covenants or the performance of this Indenture; and (to the extent that it may lawfully do so) the Company hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

                                  ARTICLE FIVE
                             SUCCESSOR CORPORATION

          SECTION 5.01.  When Company May Merge, Etc.  The Company will not
                         ---------------------------
consolidate with, merge with or into, or sell, convey, transfer, lease or otherwise dispose of all or substantially all of its property and assets (as an entirety or substantially an entirety in one transaction or a series of related transactions) to, any Person or permit any Person to merge with or into the Company unless:

          (i) the Company shall be the continuing Person, or the Person (if other than the Company) formed by such consolidation or into which the Company is merged or that acquired or leased such property and assets of the Company shall be a corporation organized and validly existing under the laws of the United States of America or any jurisdiction thereof and shall expressly assume, by a supplemental indenture, executed and delivered to the Trustee, all of the obligations of the Company on all of the Debentures and under this Indenture;

          (ii) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;

          (iii) immediately after giving effect to such transaction on a pro forma basis, the Company or any Person becoming the successor obligor of the Debentures shall have a Consolidated Net Worth (without giving effect to any non-cash charges resulting from such consolidation, merger, sale, conveyance, transfer, lease or other disposition) equal to or greater than the Consolidated Net Worth of the Company immediately prior to such transaction;

          (iv) immediately after giving effect to such transaction on a pro forma basis the Interest Coverage Ratio of the Company (or any Person becoming the successor obligor on the Debentures), is at least 1:1; provided that if the pro forma Interest Coverage Ratio of the Company before giving effect to such transaction is within the range set forth in column (A) below, then the Interest Coverage Ratio of the Company (or any Person becoming the successor obligor on the Debentures) shall be at least equal to the lesser of (1) the ratio determined by multiplying the percentage set forth in column (B) below by the Interest Coverage Ratio of the Company prior to such transaction and (2) the ratio set forth in column
     (C) below:

        (A)                             (B)                    (C)
        ---                             ---                    ---
        1.11:1 to 1.99:1                90%                   1.5:1

        2.00:1 to 2.99:1                80%                   2.1:1

        3.00:1 to 3.99:1              70%               2.4:1
        4.00:1 or more                60%               2.5:1

     and provided further that, if the pro forma Interest Coverage Ratio of the Company (or any Person becoming the successor obligor on the Debentures) is 3:1 or more, the calculation in the preceding proviso shall be inapplicable and such transaction shall be deemed to have complied with the requirements of this clause (iv); provided that this clause (iv) shall not apply to a consolidation or merger with or into a Restricted Subsidiary; provided that, in connection with any such merger or consolidation, no consideration (other than Capital Stock (other than Disqualified Stock) in the surviving Person, the Company) shall be issued or distributed to the stockholders of the Company; and

          (v) the Company delivers to the Trustee an Officers' Certificate (attaching the arithmetic computations to demonstrate compliance with clauses (iii) and (iv)) and Opinion of Counsel, in each case stating that such consolidation, merger or transfer and such supplemental indenture complies with this provision and that all conditions precedent provided for herein relating to such transaction have been complied with;

provided, however, that (A) clauses (ii), (iii) and (iv) above do not apply to the Holdings Merger and (B) clauses (iii) and (iv) above do not apply if, in the good faith determination of the Board of Directors of the Company, whose determination shall be evidenced by a Board Resolution, the principal purpose of such transaction is to change the state of incorporation of the Company; and provided further that any such transaction shall not have as one of its purposes the evasion of the foregoing limitations.

          SECTION 5.02.  Successor Substituted.  Upon any consolidation or
                         ---------------------
merger, or any sale, conveyance, transfer, lease or other disposition of all or substantially all of the property and assets of the Company in accordance with
Section 5.01 of this Indenture, the successor Person formed by such consolidation or into which the Company is merged or to which such sale, conveyance, transfer, lease or other disposition is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein; provided that the Company shall not be released from its obligation to pay the principal of, premium, if any, or interest on the Debentures in the case of a lease of all or substantially all of its property and assets.

                                 ARTICLE SIX
                              DEFAULT AND REMEDIES

          SECTION 6.01.  Events of Default.  An "Event of Default" shall
                         -----------------       ----------------
occur with respect to the Debentures if:

          (a) the Company defaults in the payment of the principal of (or premium, if any, on) any Debenture when the same becomes due and payable at maturity, upon acceleration, redemption or otherwise, whether or not such payment is prohibited by Article Ten;

          (b) the Company defaults in the payment of interest on any Debenture when the same becomes due and payable, and such default continues for a period of 30 days, whether or not such payment is prohibited by Article Ten;

          (c) the Company defaults in the performance of, or breaches the provisions of, Article Five or fails to make or consummate an Offer to Purchase in accordance with Section 4.10 or 4.11, whether or not such Offer to Purchase is prohibited by Article Ten;

          (d) the Company defaults in the performance of or breaches any other covenant or agreement of the Company in this Indenture or under the Debentures (other than a default specified in clause (a), (b) or (c) above) and such default or breach continues for a period of 30 consecutive days after written notice to the Company by the Trustee or the Holders of 25% or more in aggregate principal amount of the Debentures;

          (e) there occurs with respect to any issue or issues of Indebtedness of the Company or any Significant Subsidiary having an outstanding principal amount of $10 million or more in the aggregate for all such issues of all such Persons, whether such Indebtedness now exists or shall hereafter be created, (I) an event of default that has caused the holder thereof to declare such Indebtedness to be due and payable prior to its Stated Maturity and such Indebtedness has not been discharged in full or such acceleration has not been rescinded or annulled within 30 days of such acceleration and/or (II) the failure to make a principal payment at the final (but not any interim) fixed maturity and such defaulted payment shall not have been made, waived or extended within 30 days of such payment default;

          (f) any final judgment or order (not covered by insurance) for the payment of money in excess of $10 million in the aggregate for all such final judgments or orders against all such Persons (treating any deductibles, self-insurance or retention as not so covered) shall be rendered against the Company or any Significant Subsidiary and shall not be paid or discharged, and there shall be any period of 60 consecutive days following entry of the final judgment or order that causes the aggregate amount for all such final judgments or orders outstanding and not paid or discharged against all such Persons to exceed $10 million during which a stay of enforcement of such final judgment or order, by reason of a pending appeal or otherwise, shall not be in effect;

          (g) a court having jurisdiction in the premises enters a decree or order for (A) relief in respect of the Company or any Significant Subsidiary in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, (B) appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company or any Significant Subsidiary or for all or substantially all of the property and assets of the Company or any Significant Subsidiary or (C) the winding up or liquidation of the affairs of the Company or any Significant Subsidiary and, in each case, such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or

          (h) the Company or any Significant Subsidiary (A) commences a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under any such law, (B) consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company or any Significant Subsidiary or for all or substantially all of the property and assets of the Company or any Significant Subsidiary or (C) effects any general assignment for the benefit of creditors.

          SECTION 6.02.  Acceleration.  If an Event of Default (other than an
                         ------------
Event of Default specified in clause (g) or (h) of Section 6.01 that occurs with respect to the Company) occurs and is continuing under this Indenture, the Trustee or the Holders of at least 25% in aggregate principal amount of the Debentures then outstanding, by written notice (the "Acceleration Notice") to the Company (and to the Trustee if such notice is given by the Holders), may, and the Trustee at the request of such Holders shall, declare the principal of, premium, if any, and accrued interest on the Debentures to be immediately due and payable. Upon a declaration of acceleration, such principal of, premium, if any, and accrued interest shall be immediately due and payable; provided that for so long as the Credit Agreement is in effect, such declaration shall not become effective until the earlier of (i) five Business Days after receipt of the Acceleration Notice by the Bank Agent and the Company and (ii) acceleration of the Indebtedness under the Credit Agreement; provided further that such acceleration shall automatically be rescinded and annulled without any further action required on the part of the Holders in the event that any and all Events of Default specified in the Acceleration Notice shall have been cured, waived or otherwise remedied in accordance with Section 6.04 prior to the expiration of the period referred to in the preceding clauses (i) and (ii). In the event of a declaration of acceleration because an Event of Default set forth in clause (e) of Section 6.01 has occurred and is continuing, such declaration of acceleration shall be automatically rescinded and annulled if the event of default triggering such Event of Default pursuant to clause (e) shall be remedied or cured by the Company and/or the relevant Significant Subsidiary or waived by the holders of the relevant Indebtedness within 60 days after the declaration of acceleration with respect thereto. If an Event of Default specified in clause (g) or (h) of
Section 6.01 occurs with
respect to the Company, the principal of, premium, if any, and accrued interest on the Debentures then outstanding shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

          At any time after such a declaration of acceleration, but before a judgment or decree for the payment of the money due has been obtained by the Trustee, the Holders of at least a majority in principal amount of the outstanding Debentures by written notice to the Company and to the Trustee, may waive all past Defaults and rescind and annul such declaration of acceleration and its consequences if (i) all existing Events of Default, other than the non-payment of the principal of, premium, if any, and accrued interest on the Debentures that have become due solely by such declaration of acceleration, have been cured or waived and (ii) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction.

          SECTION 6.03.  Other Remedies.  If an Event of Default occurs and is
                         --------------
continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of, premium, if any, or interest on the Debentures or to enforce the performance of any provision of the Debentures or this Indenture.

          The Trustee may maintain a proceeding even if it does not possess any of the Debentures or does not produce any of them in the proceeding.

          SECTION 6.04.  Waiver of Past Defaults.  Subject to Sections 6.02,
                         -----------------------
6.07 and 9.02, the Holders of at least a majority in principal amount of the outstanding Debentures, by notice to the Trustee, may waive an existing Default or Event of Default and its consequences, except a Default in the payment of principal of, premium, if any, or interest on any Debenture as specified in clause (a) or (b) of Section 6.01 or in respect of a covenant or provision of this Indenture which cannot be modified or amended without the consent of the holder of each outstanding Debenture affected. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereto.

          SECTION 6.05.  Control by Majority.  The Holders of at least a
                         -------------------
majority in aggregate principal amount of the outstanding Debentures may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee; provided, that the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that may involve the Trustee in personal liability, or that the Trustee determines in good faith may be unduly prejudicial to the rights of Holders of Debentures not joining in the giving of such direction; and provided further, that the Trustee may take any other action it deems proper that is not inconsistent with any such direction received from Holders of Debentures pursuant to this Section 6.05.

          SECTION 6.06.  Limitation on Suits.  A Holder may not institute any
                         -------------------
proceeding,
judicial or otherwise, with respect to this Indenture or the Debentures, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

          (i) the Holder has previously given to the Trustee written notice of a continuing Event of Default;

          (ii) the Holders of at least 25% in aggregate principal amount of outstanding Debentures shall have made a written request to the Trustee to pursue the remedy;

          (iii) such Holder or Holders have offered to the Trustee indemnity satisfactory to the Trustee against any costs, liabilities or expenses to be incurred in compliance with such request;

          (iv) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to comply with such request; and

          (v) during such 60-day period, the Holders of a majority in aggregate principal amount of the outstanding Debentures have not given the Trustee a direction that is inconsistent with such written request.

          For purposes of Section 6.05 of this Indenture and this Section 6.06, the Trustee shall comply with TIA Section 316(a) in making any determination of whether the Holders of the required aggregate principal amount of outstanding Debentures have concurred in any request or direction of the Trustee to pursue any remedy available to the Trustee or the Holders with respect to this Indenture or the Debentures or otherwise under the law.

          A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over such other Holder.

          The limitations set forth in this Section 6.06 shall not apply to the right of any Holder of a Debenture to receive payment of the principal of, premium, if any, or interest on, such Debenture or to bring suit for the enforcement of any such payment, on or after the due date expressed in the Debentures, which right shall not be impaired or affected without the consent of the Holder.

          SECTION 6.07.  Rights of Holders to Receive Payment.  Notwithstanding
                         ------------------------------------
any other provision of this Indenture, the right of any Holder of a Debenture to receive payment of principal of, premium, if any, or interest on such Holder's Debenture on or after the respective due dates expressed on such Debenture, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

          SECTION 6.08.  Collection Suit by Trustee.  If an Event of Default in
                         --------------------------
payment of principal, premium or interest specified in clause (a) or (b) of
Section 6.01 occurs and is
continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company or any other obligor of the Debentures for the whole amount of principal, premium, if any, and accrued interest remaining unpaid, together with interest on overdue principal, premium, if any, and, to the extent that payment of such interest is lawful, interest on overdue installments of interest, in each case at the rate specified in the Debentures, and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

          SECTION 6.09.  Trustee May File Proofs of Claim.  The Trustee may file
                         --------------------------------
such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under
Section 7.07) and the Holders allowed in any judicial proceedings relative to the Company (or any other obligor of the Debentures), its creditors or its property and shall be entitled and empowered to collect and receive any monies, securities or other property payable or deliverable upon conversion or exchange of the Debentures or upon any such claims and to distribute the same, and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agent and counsel, and any other amounts due the Trustee under Section 7.07. Nothing herein contained shall be deemed to empower the Trustee to authorize or consent to, or accept or adopt on behalf of any Holder, any plan of reorganization, arrangement, adjustment or composition affecting the Debentures or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

          SECTION 6.10.  Priorities.  If the Trustee collects any money pursuant
                         ----------
to this Article Six, it shall pay out the money in the following order:

          First:  to the Trustee for all amounts due under Section 7.07;

          Second: to the holders of Senior Indebtedness, as and to the extent required by Article Ten;

          Third: to Holders for amounts then due and unpaid for principal of, premium, if any, and interest on the Debentures in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Debentures for principal, premium, if any, and interest, respectively; and

          Fourth: to the Company or any other obligors of the Debentures, as their interests may appear, or as a court of competent jurisdiction may direct.

          The Trustee, upon prior written notice to the Company, may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10.

          SECTION 6.11.  Undertaking for Costs.  In any suit for the enforcement
                         ---------------------
of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court may require any party litigant in such suit to file an undertaking to pay the costs of the suit, and the court may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section
6.07 of this Indenture, or a suit by Holders of more than 10% in principal amount of the outstanding Debentures.

          SECTION 6.12.  Restoration of Rights and Remedies.  If the Trustee or
                         ----------------------------------
any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then, and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Company, Trustee and the Holders shall continue as though no such proceeding had been instituted.

          SECTION 6.13.  Rights and Remedies Cumulative.  Except as otherwise
                         ------------------------------
provided with respect to the replacement or payment of mutilated, destroyed, lost or wrongfully taken Debentures in Section 2.09, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

          SECTION 6.14.  Delay or Omission Not Waiver.  No delay or omission of
                         ----------------------------
the Trustee or of any Holder to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article Six or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

                                 ARTICLE SEVEN
                                    TRUSTEE

          SECTION 7.01.  General.  The duties and responsibilities of the
                         -------
Trustee shall be as provided by the TIA and as set forth herein. Notwithstanding the foregoing, no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it. Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Article Seven.

          SECTION 7.02.  Certain Rights of Trustee.  Subject to TIA Sections
                         -------------------------
315(a) through (d):

          (i) the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document;

          (ii) before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel, which shall conform to
     Section 11.04. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion;

          (iii) the Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care;

          (iv) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction;

          (v) the Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within its rights or powers or for any action it takes or omits to take in accordance with the direction of the Holders of a majority in principal amount of the Outstanding Debentures relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture; provided that the Trustee's conduct does not constitute negligence or bad faith;

          (vi) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of negligence or bad faith on its part, rely upon an Officers' Certificate; and

          (vii) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company personally or by agent or attorney upon reasonable prior notice to the Company.

          SECTION 7.03.  Individual Rights of Trustee.  The Trustee, in its
                         ----------------------------
individual or any other capacity, may become the owner or pledgee of Debentures and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not the Trustee. Any Agent may do the same with like rights. However, the Trustee is subject to TIA Sections 310(b) and 311.

          SECTION 7.04.  Trustee's Disclaimer.  The Trustee (i) makes no
                         --------------------
representation as to the validity or adequacy of this Indenture or the Debentures, (ii) shall not be accountable for the Company's use or application of the proceeds from the Debentures and (iii) shall not be responsible for any statement in the Debentures other than its certificate of authentication.

          SECTION 7.05.  Notice of Default.  If any Default or any Event of
                         -----------------
Default occurs and is continuing and if such Default or Event of Default is known to the Trustee, the Trustee shall mail to each Holder in the manner and to the extent provided in TIA Section 313(c) notice of the Default or Event of Default within 45 days after it occurs, unless such Default or Event of Default has been cured; provided, however, that, except in the case of a default in the payment of the principal of, premium, if any, or interest on any Debenture, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors and/or Responsible Officers of the Trustee in good faith determine that the withholding of such notice is in the interest of the Holders.

          SECTION 7.06.  Reports by Trustee to Holders.  Within 60 days after
                         -----------------------------
each May 15, beginning with May 15, 1998, the Trustee shall mail to each Holder as provided in TIA Section 313(c) a brief report dated as of such May 15, if required by TIA Section 313(a).

          SECTION 7.07.  Compensation and Indemnity.  The Company shall pay to
                         --------------------------
the Trustee such compensation as shall be agreed upon in writing for its services. The compensation of the Trustee shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses and advances incurred or made by the Trustee. Such expenses shall include the reasonable compensation and expenses of the Trustee's agents and counsel.

          The Company shall indemnify the Trustee for, and hold it harmless against, any loss or liability or expense incurred by it without negligence or bad faith on its part in connection with the acceptance or administration of this Indenture and its duties under this Indenture and the Debentures, including the costs and expenses of defending itself against any claim or liability and of complying with any process served upon it or any of its officers in connection with the exercise or performance of any of its powers or duties under this Indenture and the Debentures. The Trustee shall notify the Company promptly of any claim asserted against the Trustee for which it may seek indemnity. The Company shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Company shall pay reasonable fees and expenses of such counsel. The Company need not pay for any settlements made without its consent; provided that such consent shall not be unreasonably
                     --------
withheld. The Company need not reimburse any expense or indemnify against any loss or liability incurred by the Trustee through negligence or bad faith.

          If the Trustee incurs expenses or renders services after the occurrence of an Event of Default specified in clause (g) or (h) of Section 6.01, the expenses and the compensation for the services will be intended to constitute expenses of administration under Title 11 of the United States Bankruptcy Code or any applicable federal or state law for the relief of debtors.

          SECTION 7.08.  Replacement of Trustee.  A resignation or removal of
                         ----------------------
the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this
Section 7.08.

          The Trustee may resign at any time by so notifying the Company in writing at least 30 days prior to the date of the proposed resignation. The Holders of a majority in principal amount of the outstanding Debentures may remove the Trustee by so notifying the Trustee in writing and may appoint a successor Trustee with the consent of the Company. The Company may remove the Trustee if: (i) the Trustee is no longer eligible under Section 7.10; (ii) the Trustee is adjudged a bankrupt or an insolvent; (iii) a receiver or other public officer takes charge of the Trustee or its property; or (iv) the Trustee becomes incapable of acting.

          If the Trustee resigns or is removed, or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the outstanding Debentures may appoint a successor Trustee to replace the successor Trustee appointed by the Company. If the successor Trustee does not deliver its written acceptance required by the next succeeding paragraph of this Section 7.08 within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of a majority in principal amount of the outstanding Debentures may petition any court of competent jurisdiction for the appointment of a successor Trustee.

          A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Immediately after the delivery of such written acceptance, subject to the lien provided in Section 7.07, (i) the retiring Trustee shall transfer all property held by it as Trustee to the successor Trustee, (ii) the resignation or removal of the retiring Trustee shall become effective and (iii) the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Holder.

          If the Trustee is no longer eligible under Section 7.10, any Holder who satisfies the requirements of TIA Section 310(b) may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

          The Company shall give notice of any resignation and any removal of the Trustee and each appointment of a successor Trustee to all Holders. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.

          Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company's obligation under Section 7.07 shall continue for the benefit of the retiring Trustee.

          SECTION 7.09.  Successor Trustee by Merger, Etc.  If the Trustee
                         --------------------------------
consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation or national banking association, the resulting, surviving or transferee corporation or national banking association without any further act shall be the successor Trustee with the same effect as if the successor Trustee had been named as the Trustee herein.

          SECTION 7.10.  Eligibility.  This Indenture shall always have a
                         -----------
Trustee who satisfies the requirements of TIA Section 310(a)(1). The Trustee shall have a combined capital and surplus of at least $25 million as set forth in its most recent published annual report of condition.

          SECTION 7.11.  Money Held in Trust.  The Trustee shall not be liable
                         -------------------
for interest on any money received by it except as the Trustee may agree with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law and except for money held in trust under Article Eight of this Indenture.

          SECTION 7.12.  Withholding Taxes.  The Trustee, as agent for the
                         -----------------
Company, shall exclude and withhold from each payment of principal and interest and other amounts due hereunder or under the Debentures any and all withholding taxes applicable thereto as required by law. The Trustee agrees to act as such withholding agent and, in connection therewith, whenever any present or future taxes or similar charges are required to be withheld with respect to any amounts payable in respect of the Debentures, to withhold such amounts and timely pay the same to the appropriate authority in the name of and on behalf of the holders of the Debentures, that it will file any necessary withholding tax returns or statements when due, and that, as promptly as possible after the payment thereof, it will deliver to each Holder of a

Debenture appropriate documentation showing the payment thereof, together with such additional documentary evidence as such Holders may reasonably request from time to time.


                                 ARTICLE EIGHT
                             DISCHARGE OF INDENTURE

          SECTION 8.01.  Termination of Company's Obligations.  Except as
                         ------------------------------------
otherwise provided in this Section 8.01, the Company may terminate its obligations under the Debentures and this Indenture if:

          (i) all Debentures previously authenticated and delivered (other than destroyed, lost or stolen Debentures that have been replaced or Debentures that are paid pursuant to Section 4.01 or Debentures for whose payment money or securities have theretofore been held in trust and thereafter repaid to the Company, as provided in Section 8.05) have been delivered to the Trustee for cancellation and the Company has paid all sums payable by it hereunder; or

          (ii) (A) the Debentures mature within one year or all of them are to be called for redemption within one year under arrangements satisfactory to the Trustee for giving the notice of redemption, (B) the Company irrevocably deposits in trust with the Trustee during such one-year period, under the terms of an irrevocable trust agreement in form and substance satisfactory to the Trustee, as trust funds solely for the benefit of the Holders for that purpose, money or U.S. Government Obligations sufficient (in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee), without consideration of any reinvestment of any interest thereon, to pay principal, premium, if, any, and interest on the Debentures to maturity or redemption, as the case may be, and to pay all other sums payable by it hereunder, (C) no Default or Event of Default with respect to the Debentures shall have occurred and be continuing on the date of such deposit, (D) such deposit will not result in a breach or violation of, or constitute a default under, this Indenture or any other material agreement or instrument to which the Company is a party or by which it is bound and
     (E) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, in each case stating that all conditions precedent provided for herein relating to the satisfaction and discharge of this Indenture have been complied with.

          With respect to the foregoing clause (i), the Company's obligations under Section 7.07 shall survive. With respect to the foregoing clause (ii), the Company's obligations in Sections 2.02, 2.03, 2.04, 2.05, 2.06, 2.07, 2.08,
2.09, 2.14, 4.01, 4.02, 7.07, 7.08, 8.04, 8.05, 8.06 and Article Ten (with respect to payments in respect of Senior Subordinated Obligations other than with the assets held in trust as described in the foregoing clause (ii)) shall survive until the Debentures are no longer outstanding. Thereafter, only the Company's obligations in Sections 7.07, 8.05 and 8.06 shall survive. After any such irrevocable deposit, the Trustee upon request shall acknowledge in writing the discharge of the Company's obligations under the Debentures and this Indenture except for those surviving obligations specified above.

          SECTION 8.02.  Defeasance and Discharge of Indenture.  The Company
                         -------------------------------------
will be deemed to have paid and will be discharged from any and all obligations in respect of the Debentures on the 123rd day after the date of the deposit referred to in clause (A) of this Section 8.02, and the provisions of this Indenture will no longer be in effect with respect to the Debentures, and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same, except as to (i) rights of registration of transfer and exchange, (ii) substitution of apparently mutilated, defaced, destroyed, lost or stolen Debentures, (iii) rights of Holders to receive payments of principal thereof and interest thereon, (iv) the Company's obligations under Section 4.02,
(v) the rights, obligations and immunities of the Trustee hereunder and (vi) the rights of the Holders as beneficiaries of this Indenture with respect to the property so deposited with the Trustee payable to all or any of them; provided that the following conditions shall have been satisfied:

          (A) with reference to this Section 8.02, the Company has irrevocably deposited or caused to be irrevocably deposited with the Trustee (or another trustee satisfying the requirements of Section 7.10 of this Indenture) and conveyed all right, title and interest for the benefit of the Holders, under the terms of an irrevocable trust agreement in form and substance satisfactory to the Trustee as trust funds in trust, specifically pledged to the Trustee for the benefit of the Holders as security for payment of the principal of, premium, if any, and interest, if any, on the Debentures, and dedicated solely to, the benefit of the Holders, in and to
     (1) money in an amount, (2) U.S. Government Obligations that, through the payment of interest, premium, if any, and principal in respect thereof in accordance with their terms, will provide, not later than one day before the due date of any payment referred to in this clause (A), money in an amount or (3) a combination thereof in an amount sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, without consideration of the reinvestment of such interest and after payment of all federal, state and local taxes or other charges and assessments in respect thereof payable by the Trustee, the principal of, premium, if any, and accrued interest on the outstanding Debentures at the Stated Maturity of such principal or interest; provided that the Trustee shall have been irrevocably instructed to apply such money or the proceeds of such U.S. Government Obligations to the payment of such principal, premium, if any, and interest with respect to the Debentures;

          (B) such deposit will not result in a breach or violation of, or constitute a default under, this Indenture or any other material agreement or instrument to which the Company is a party or by which it is bound and is permitted by Article Ten;

          (C) immediately after giving effect to such deposit on a pro forma basis giving effect to such deposit and defeasance, no Default or Event of Default or event that after the giving of notice or lapse of time or both would become an Event of Default, shall have occurred and be continuing on the date of such deposit or during the period ending on the 123rd day after such date of deposit, and such deposit shall not result in a breach or violation of, or constitute a default under, any other material agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

          (D) the Company shall have delivered to the Trustee (1) either (x) a ruling directed to the Trustee received from the Internal Revenue Service to the effect that the Holders will not recognize income, gain or loss for federal income tax purposes as a result of the Company's exercise of its option under this Section 8.02 and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such option had not been exercised or (y) an Opinion of Counsel to the same effect as the ruling described in clause (x) above accompanied by a ruling to that effect published by the Internal Revenue Service, unless there has been a change in the applicable federal income tax law since the date of this Indenture such that a ruling from the Internal Revenue Service is no longer required and (2) an Opinion of Counsel to the effect that (x) the creation of the defeasance trust does not violate the Investment Company Act of 1940 and (y) after the passage of 123 days following the deposit (except, with respect to any trust funds for the account of any Holder who may be deemed to be an "insider" for purposes of the United States Bankruptcy Code, after one year following the deposit), the trust funds will not be subject to the effect of Section 547 of the United States Bankruptcy Code or Section 15 of the New York Debtor and Creditor Law in a case commenced by or against the Company under either such statute, and either (I) the trust funds will no longer remain the property of the Company (and therefore will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally) or (II) if a court were to rule under any such law in any case or proceeding that the trust funds remained property of the Company, (a) assuming such trust funds remained in the possession of the Trustee prior to such court ruling to the extent not paid to the Holders, the Trustee will hold, for the benefit of the Holders, a valid and perfected security interest in such trust funds that is not avoidable in bankruptcy or otherwise except for the effect of Section 552(b) of the United States Bankruptcy Code on interest on the trust funds accruing after the commencement of a case under such statute and (b) the Holders will be entitled to receive adequate protection of their interests in such trust funds if such trust funds are used in such case or proceeding;

          (E) if the Debentures are then listed on a national securities exchange, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that such deposit defeasance and discharge will not cause the Debentures to be delisted; and

          (F) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, in each case stating that all conditions precedent provided for herein relating to the defeasance contemplated by this Section 8.02 have been complied with.

          Notwithstanding the foregoing, prior to the end of the 123-day (or one year) period referred to in clause (D)(2)(y) of this Section 8.02, none of the Company's obligations under this Indenture shall be discharged. Subsequent to the end of such 123-day (or one year) period with respect to this Section 8.02, the Company's obligations in Sections 2.02, 2.03, 2.04, 2.05, 2.06, 2.07, 2.08,
2.09, 2.14, 4.01, 4.02, 7.07, 7.08, 8.05 and 8.06 and Article Ten (with respect to payments in respect of Senior Subordinated Obligations other than with the assets held in trust as described in this Section 8.02) shall survive until the Debentures are no longer outstanding. Thereafter, only the Company's obligations in Sections 7.07, 8.05 and 8.06 shall survive. If and when a ruling from the Internal Revenue Service or an Opinion of Counsel referred to in clause
(D)(1) of this Section 8.02 is able to be provided specifically without regard to, and not in reliance upon, the continuance of the Company's obligations under
Section 4.01, then the Company's obligations under such Section 4.01 shall cease upon delivery to the Trustee of such ruling or Opinion of Counsel and compliance with the other conditions precedent provided for herein relating to the defeasance contemplated by this Section 8.02.

          After any such irrevocable deposit, the Trustee upon request shall acknowledge in writing the discharge of the Company's obligations under the Debentures and this Indenture except for those surviving obligations in the immediately preceding paragraph.

          SECTION 8.03.  Defeasance of Certain Obligations.  The Company may
                         ---------------------------------
omit to comply with any term, provision or condition set forth in clauses (iii) and (iv) of Section 5.01 and Sections 4.03 through 4.17, and clauses (c) and (d) of Section 6.01 with respect to clauses (iii) and (iv) of Section 5.01 and Sections 4.03 through 4.17, and clauses (e) and (f) of Section 6.01 shall be deemed not to be Events of Default, and Article Ten shall not apply to the money and/or U.S. Government Obligations held by the trust referred to in clause (i) below, in each case with respect to the outstanding Debentures if:

          (i) with reference to this Section 8.03, the Company has irrevocably deposited or caused to be irrevocably deposited with the Trustee (or another trustee satisfying the requirements of Section 7.10) and conveyed all right, title and interest to the Trustee for the benefit of the Holders, under the terms of an irrevocable trust agreement in form and substance satisfactory to the Trustee as trust funds in trust, specifically pledged to the Trustee for the benefit of the Holders as security for payment of the principal of, premium, if any, and interest, if any, on the Debentures, and dedicated solely to, the benefit of the Holders, in and to
     (A) money in an amount, (B) U.S. Government Obligations that, through the payment of interest and principal in respect thereof in accordance with their terms, will provide, not later than one day before the due date of any payment referred to in this clause (i), money in an amount or (C) a combination thereof in an amount sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, without consideration of the reinvestment of such interest and after payment of all federal, state and local taxes or other charges and assessments in respect thereof payable by the Trustee, the principal of, premium, if any, and interest on the outstanding Debentures on the Stated Maturity of such principal or interest; provided that the Trustee shall have been irrevocably instructed to apply such money or the proceeds of such U.S. Government Obligations to the payment of such principal, premium, if any, and interest with respect to the Debentures;

          (ii) such deposit will not result in a breach or violation of, or constitute a default under, this Indenture or any other agreement or instrument to which the Company is a party or by which it is bound and is permitted by Article Ten;

          (iii) no Default or Event of Default shall have occurred and be continuing on the date of such deposit;

          (iv) the Company has delivered to the Trustee an Opinion of Counsel to the effect that (A) the creation of the defeasance trust does not violate the Investment Company Act of 1940, (B) the Holders have a valid first-priority security interest in the trust funds, (C) the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and defeasance of certain obligations and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred and (D) after the passage of 123 days following the deposit (except, with respect to any trust funds for the account of any Holder who may be deemed to be an "insider" for purposes of the United States Bankruptcy Code, after one year following the deposit), the trust funds will not be subject to the effect of Section 547 of the United States Bankruptcy Code or Section 15 of the New York Debtor and Creditor Law in a case commenced by or against the Company under either such statute, and either (1) the trust funds will no longer remain the property of the Company (and therefore will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally) or (2) if a court were to rule under any such law in any case or proceeding that the trust funds remained property of the Company,
     (x) assuming such trust funds remained in the possession of the Trustee prior to such court ruling to the extent not paid to the Holders, the Trustee will hold, for the benefit of the Holders, a valid and perfected security interest in such trust funds that is not avoidable in bankruptcy or otherwise (except for the effect of Section 552(b) of the United States Bankruptcy Code on interest on the trust funds accruing after the commencement of a case under such statute), (y) the Holders will be entitled to receive adequate protection of their interests in such trust funds if such trust funds are used in such case or proceeding and (z) no property, rights in property or other interests granted to the Trustee or the Holders in exchange for, or with respect to, such trust funds will be subject to any prior rights of holders of other Indebtedness of the Company or any of its Subsidiaries;

          (v) if the Debentures are then listed on a national securities exchange, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that such deposit defeasance and discharge will not cause the Debentures to be delisted; and

          (vi) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, in each case stating that all conditions precedent provided for herein relating to the defeasance contemplated by this Section 8.03 have been complied with.

          SECTION 8.04.  Application of Trust Money.  Subject to Section 8.06,
                         --------------------------
the Trustee or Paying Agent shall hold in trust money or U.S. Government Obligations deposited with it pursuant to Section 8.01, 8.02 or 8.03, as the case may be, and shall apply the deposited money and the money from U.S. Government Obligations in accordance with the Debentures and this Indenture to the payment of principal of, premium, if any, and interest on the Debentures; but such money need not be segregated from other funds except to the extent required by law.

          SECTION 8.05.  Repayment to Company.  Subject to Sections 7.07, 8.01,
                         --------------------
8.02 and 8.03, the Trustee and the Paying Agent shall promptly pay to the Company upon request set forth in an Officers' Certificate any excess money held by them at any time and thereupon shall be relieved from all liability with respect to such money. The Trustee and the Paying Agent shall pay to the Company upon request any money held by them for the payment of principal, premium, if any, or interest that remains unclaimed for two years; provided that the Trustee or such Paying Agent before being required to make any payment may cause to be published at the expense of the Company once in a newspaper of general circulation in The City of New York or mail to each Holder entitled to such money at such Holder's address (as set forth in the Security Register) notice that such money remains unclaimed and that after a date specified therein (which shall be at least 30 days from the date of such publication or mailing) any unclaimed balance of such money then remaining will be repaid to the Company. After payment to the Company, Holders entitled to such money must look to the Company for payment as general creditors unless an applicable law designates another Person, and all liability of the Trustee and such Paying Agent with respect to such money shall cease.

          SECTION 8.06.  Reinstatement.  If the Trustee or Paying Agent is
                         -------------
unable to apply any money or U.S. Government Obligations in accordance with
Section 8.01, 8.02 or 8.03, as the case may be, by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the Debentures shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.01, 8.02 or 8.03, as the case may be, until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with Section 8.01, 8.02 or 8.03, as the case may be; provided that, if the Company has made any payment of principal of, premium, if any, or interest on any Debentures because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Debentures to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

                                 ARTICLE NINE
                      AMENDMENTS, SUPPLEMENTS AND WAIVERS

          SECTION 9.01.  Without Consent of Holders.  The Company, when
                         --------------------------
authorized by a resolution of its Board of Directors, and the Trustee may amend or supplement this Indenture or the Debentures without notice to or the consent of any Holder:

          (1) to cure any ambiguity, defect or inconsistency in this Indenture; provided that such amendments or supplements shall not, in the good faith opinion of the Board of Directors as evidenced by a Board Resolution, adversely affect the interests of the Holders in any material respect;

          (2) to comply with Article Five, including, without limitation, to provide for Holdings' assumption of the liabilities of the Company represented by the Debentures following the consummation of the Holdings Merger;

          (3) to comply with any requirements of the Commission in connection with the qualification of this Indenture under the TIA;

          (4) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee; or

          (5) to make any change that does not materially and adversely affect the rights of any Holder.

          SECTION 9.02.  With Consent of Holders.  Subject to Sections 6.04 and
                         -----------------------
6.07 and without prior notice to the Holders, the Company, when authorized by its Board of Directors (as evidenced by a Board Resolution), and the Trustee may amend this Indenture and the Debentures with the written consent of the Holders of not less than a majority in aggregate principal amount of the outstanding Debentures, and the Holders of not less than a majority in aggregate principal amount of the outstanding Debentures by written notice to the Trustee may waive future compliance by the Company with any provision of this Indenture or the Debentures.

          Notwithstanding the provisions of this Section 9.02, without the consent of each Holder affected, an amendment or waiver, including a waiver pursuant to Section 6.04, may not:

          (i) change the Stated Maturity of the principal of, or any installment of interest on, any Debenture, or reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof, or adversely affect any right of repayment at the option of any Holder of any Debenture, or change any place of payment where, or the currency in which, any Debenture or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date);

          (ii) reduce the percentage of outstanding Debentures the consent of whose Holders is required to modify or amend the Indenture;

          (iii) reduce the percentage or aggregate principal amount of outstanding Debentures the consent of whose Holders is required for any such supplemental indenture, for any waiver of compliance with certain provisions of this Indenture or certain Defaults and their consequences provided for in this Indenture;

          (iv) waive a Default in the payment of principal of, premium, if any, or interest on, any Debenture;

          (v) modify any of the provisions of this Section 9.02, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each outstanding Debenture affected thereby; or

          (vi) modify any of the provisions of Article Ten in a manner adverse to the Holders.

          It shall not be necessary for the consent of the Holders under this
Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

          After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Company shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. The Company will mail supplemental indentures to Holders upon request. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture or waiver.

          SECTION 9.03.  Revocation and Effect of Consent.  Until an amendment
                         --------------------------------
or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Debenture or portion of a Debenture that evidences the same debt as the Debenture of the consenting Holder, even if notation of the consent is not made on any Debenture. However, any such Holder or subsequent Holder may revoke the consent as to its Debenture or portion of its Debenture. Such revocation shall be effective only if the Trustee receives the notice of revocation before the date the amendment, supplement or waiver becomes effective. An amendment, supplement or waiver shall become effective on receipt by the Trustee of written consents from the Holders of the requisite percentage in principal amount of the outstanding Debentures.

          The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver. If a record date is fixed, then, notwithstanding the last two sentences of the immediately preceding paragraph, those persons who were Holders at such record date (or their duly designated proxies) and only those persons shall be entitled to consent to such amendment, supplement or waiver or to revoke any consent previously given, whether or not such persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 90 days after such record date.

          After an amendment, supplement or waiver becomes effective, it shall bind every Holder unless it is of the type described in any of clauses (i) through (v) of Section 9.02. In case of an amendment or waiver of the type described in clauses (i) through (v) of Section 9.02, the amendment or waiver shall bind each Holder who has consented to it and every subsequent Holder of a Debenture that evidences the same indebtedness as the Debenture of the consenting Holder.

          SECTION 9.04.  Notation on or Exchange of Debentures.  If an
                         -------------------------------------
amendment, supplement or waiver changes the terms of a Debenture, the Trustee may require the Holder to deliver it to the Trustee. The Trustee may place an appropriate notation on the Debenture about the changed terms and return it to the Holder and the Trustee may place an appropriate notation on any Debenture thereafter authenticated. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Debenture shall issue and the Trustee shall authenticate a new Debenture that reflects the changed terms.

          SECTION 9.05.  Trustee to Sign Amendments, Etc.  The Trustee shall be
                         -------------------------------
entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article Nine is authorized or permitted by this Indenture. Subject to the preceding sentence, the Trustee shall sign such amendment, supplement or waiver if the same does not adversely affect the rights of the Trustee. The Trustee may, but shall not be obligated to, execute any such amendment, supplement or waiver that affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.

          SECTION 9.06.  Conformity with Trust Indenture Act.  Every
                         -----------------------------------
supplemental indenture executed pursuant to this Article Nine shall conform to the requirements of the TIA as then in effect.


                                  ARTICLE TEN
                          SUBORDINATION OF DEBENTURES

          SECTION 10.01.  Debentures Subordinated to Senior Indebtedness.  The
                          ----------------------------------------------
Company and the Trustee each covenants and agrees, and each Holder, by its acceptance of a Debenture, likewise covenants and agrees that all Debentures shall be issued subject to the provisions of this Article Ten; and each Person holding any Debenture, whether upon original issue or upon transfer, assignment or exchange thereof, accepts and agrees that Senior Subordinated Obligations shall, to the extent and in the manner set forth in this Article Ten, be subordinated in right of payment to the prior payment in full, in cash or cash equivalents, of all amounts payable under Senior Indebtedness, including, without limitation, the Company's obligations under the Credit Agreement (including any interest accruing subsequent to an event specified in Sections 6.01(g) and 6.01(h) of this Indenture, whether or not such interest is an allowed claim enforceable against the debtor under the United States Bankruptcy Code).

          Upon the occurrence of the Holdings Merger, which will occur no later than June 30, 1997, the Debentures will become obligations of Holdings and will be subordinated in right of payment to all Senior Indebtedness of Holdings. All existing and future liabilities (including trade payables) of Holdings' subsidiaries will be effectively senior to the Debentures.

          SECTION 10.02.  No Payment on Debentures in Certain Circumstances.
                          -------------------------------------------------
(a) No direct or indirect payment by or on behalf of the Company of Senior Subordinated Obligations, whether pursuant to the terms of the Debentures or upon acceleration or otherwise, shall be made if, at the time of such payment, there exists a default in the payment of all or any portion of the obligations on any Senior Indebtedness, and such default shall not have been cured or waived or the benefits of this sentence waived by or on behalf of the holders of such Senior Indebtedness.

          (b) During the continuance of any other event of default with respect to (i) the Credit Agreement pursuant to which the maturity thereof may be accelerated and (A) upon receipt by the Trustee of written notice from the Bank Agent or (B) if such event of default under the Credit Agreement results from the acceleration of the Debentures, from and after the date of such acceleration, no payment of Senior Subordinated Obligations may be made by or on behalf of the Company upon or in respect of the Debentures for a period (a "Payment Blockage Period") commencing on the earlier of the date of receipt of
------------------------
such notice or the date of such acceleration and ending 159 days thereafter (unless such Payment Blockage Period shall be terminated by written notice to the Trustee from the Bank Agent or such event of default has been cured or waived or by repayment in full in cash or cash equivalents of such Senior Indebtedness) or (ii) any other Designated Senior Indebtedness pursuant to which the maturity thereof may be accelerated, upon receipt by the Trustee of written notice from the trustee or other representative for the holders of such other Designated Senior Indebtedness (or the holders of at least a majority in principal amount of such other Designated Senior Indebtedness then outstanding), no payment of Senior Subordinated Obligations may be made by or on behalf of the Company upon or in respect of the Debentures for a Payment Blockage Period commencing on the date of receipt of such notice and ending 119 days thereafter (unless, in each case, such Payment Blockage Period shall be terminated by written notice to the Trustee from such trustee of, or other representatives for, such holders or by repayment in full in cash or cash equivalents of such Designated Senior Indebtedness or such event of default has been cured or waived). Not more than one Payment Blockage Period may be commenced with respect to the Debentures during any period of 360 consecutive days; provided that, subject to the limitation contained in the next sentence, the commencement of a Payment Blockage Period by the representatives for, or the holders of, Designated Senior Indebtedness other than under the Credit Agreement or under clause (i)(B) of this paragraph shall not bar the commencement of another Payment Blockage Period by the Bank Agent within such period of 360 consecutive days.

Notwithstanding anything in this Indenture to the contrary, there must be 180 consecutive days in any 360-day period in which no Payment Blockage Period is in effect. For all purposes of this Section 10.02(b), no event of default (other than an event of default pursuant to the financial maintenance covenants under the Credit Agreement) that existed or was continuing (it being acknowledged that any subsequent action that would give rise to an event of default pursuant to any provision under which an event of default previously existed or was continuing shall constitute a new event of default for this purpose) on the date of the commencement of any Payment Blockage Period with respect to the Designated Senior Indebtedness initiating such Payment Blockage Period shall be, or shall be made, the basis for the commencement of a second Payment Blockage Period by the representative for, or the holders of, such Designated Senior Indebtedness, whether or not within a period of 360 consecutive days, unless such event of default shall have been cured or waived for a period of not less than 90 consecutive days.

          (c) In the event that, notwithstanding the foregoing, any payment shall be received by the Trustee or any Holder when such payment is prohibited by Section 10.02(a) or 10.02(b) of this Indenture, the Trustee shall promptly notify the holders of Senior Indebtedness of such prohibited payment and such payment shall be held in trust for the benefit of, and shall be paid over or delivered to, the holders of Senior Indebtedness or their respective representatives, or to the trustee or trustees under any indenture pursuant to which any of such Senior Indebtedness may have been issued, as their respective interests may appear, to the extent necessary to pay all such Senior Indebtedness in full, in cash or cash equivalents after giving effect to any concurrent payment, distribution or provision therefor to or for the holders of such Senior Indebtedness.

          SECTION 10.03.  Payment over Proceeds upon Dissolution, Etc.  (a)
                          -------------------------------------------
Upon any payment or distribution of assets or securities of the Company of any kind or character, whether in cash, property or securities, in connection with any dissolution or winding up or total or partial liquidation or reorganization of the Company, whether voluntary or involuntary, or in bankruptcy, insolvency, receivership or other proceedings or other marshalling of assets for the benefit of creditors, all amounts due or to become due upon all Senior Indebtedness (including any interest accruing subsequent to an event specified in Sections 6.01(g) and 6.01(h) of this Indenture, whether or not such interest is an allowed claim enforceable against the debtor under the United States Bankruptcy
Code) shall first be paid in full, in cash or cash equivalents, before the Holders or the Trustee on their behalf shall be entitled to receive any payment by or on behalf of the Company on account of Senior Subordinated Obligations, or any payment to acquire any of the Debentures for cash, property or securities, or any distribution with respect to the Debentures of any cash, property or securities. Before any payment may be made by, or on behalf of, the Company on any Senior Subordinated Obligations in connection with any such dissolution, winding up, liquidation or reorganization, any payment or distribution of assets or securities of the Company of any kind or character, whether in cash, property or securities, to which the Holders or the Trustee on their behalf would be entitled, but for the provisions of this Article Ten, shall be made by the Company or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person making such payment or distribution, or by the Holders or the Trustee if received by them or it, directly to the holders of Senior Indebtedness

(pro rata to such holders on the basis of the respective amounts of Senior Indebtedness held by such holders) or their representatives or to any trustee or trustees under any other indenture pursuant to which any such Senior Indebtedness may have been issued, as their respective interests appear, to the extent necessary to pay all such Senior Indebtedness in full, in cash or cash equivalents after giving effect to any concurrent payment, distribution or provision therefor to or for the holders of such Senior Indebtedness.

          (b) To the extent any payment of Senior Indebtedness (whether by or on behalf of the Company, as proceeds of security or enforcement of any right of setoff or otherwise) is declared to be fraudulent or preferential, set aside or required to be paid to any receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person under any bankruptcy, insolvency, receivership, fraudulent conveyance or similar law, then if such payment is recovered by, or paid over to, such receiver,trustee in bankruptcy, liquidating trustee, agent or other similar Person, the Senior Indebtedness or part thereof originally intended to be satisfied shall be deemed to be reinstated and outstanding as if such payment had not occurred. To the extent the obligation to repay any Senior Indebtedness is declared to be fraudulent, invalid, or otherwise set aside under any bankruptcy, insolvency, receivership, fraudulent conveyance or similar law, then the obligations so declared fraudulent, invalid or otherwise set aside (and all other amounts that would come due with respect thereto had such obligation not been affected) shall be deemed to be reinstated and outstanding as Senior Indebtedness for all purposes hereof as if such declaration, invalidity or setting aside had not occurred.

          (c) In the event that, notwithstanding the foregoing provision prohibiting such payment or distribution, any payment or distribution of assets or securities of the Company of any kind or character, whether in cash, property or securities, shall be received by the Trustee or any Holder at a time when such payment or distribution is prohibited by Section 10.03(a) of this Indenture and before all obligations in respect of Senior Indebtedness are paid in full, in cash or cash equivalents, such payment or distribution shall be received and held in trust for the benefit of, and shall be paid over or delivered to, the holders of Senior Indebtedness (pro rata to such holders on the basis of such
                                --- ----
respective amount of Senior Indebtedness held by such holders) or their representatives, or to the trustee or trustees under any indenture pursuant to which any such Senior Indebtedness may have been issued, as their respective interests appear, for application to the payment of Senior Indebtedness remaining unpaid until all such Senior Indebtedness has been paid in full, in cash or cash equivalents, after giving effect to any concurrent payment, distribution or provision therefor to or for the holders of such Senior Indebtedness.

          (d) For purposes of this Section 10.03, the words "cash, property or securities" shall not be deemed to include, so long as the effect of this clause is not to cause the Debentures to be treated in any case or proceeding or similar event described in this Section 10.03 as part of the same class of claims as the Senior Indebtedness or any class of claims pari passu with, or senior to, the Senior Indebtedness for any payment or distribution, securities of the Company or any other corporation provided for by a plan of reorganization or readjustment that are subordinated, at least to the extent that the Debentures are subordinated, to the payment of all Senior Indebtedness then outstanding; provided that (1) if a new corporation results from such reorganization or readjustment, such corporation assumes the Senior Indebtedness and (2) the rights of the holders of the Senior Indebtedness are not, without the consent of such holders, altered by such reorganization or readjustment. The consolidation of the Company with, or the merger of the Company with or into, another corporation or the liquidation or dissolution of the Company following the sale, conveyance, transfer, lease or other disposition of all or substantially all of its property and assets to another corporation upon the terms and conditions provided in Article Five of this Indenture (including in connection with the Acquisition) shall not be deemed a dissolution, winding up, liquidation or reorganization for the purposes of this Section 10.03 if such other corporation shall, as a part of such consolidation, merger, sale, conveyance, transfer, lease or other disposition, comply (to the extent required) with the conditions stated in Article Five of this Indenture.

          SECTION 10.04.  Subrogation.  (a)  Upon the payment in full of all
                          -----------
Senior Indebtedness in cash or cash equivalents, the Holders shall be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions of cash, property or securities of the Company made on such Senior Indebtedness until the principal of, premium, if any, and interest on the Debentures shall be paid in full; and, for the purposes of such subrogation, no payments or distributions to the holders of the Senior Indebtedness of any cash, property or securities to which the Holders or the Trustee on their behalf would be entitled except for the provisions of this Article Ten, and no payment pursuant to the provisions of this Article Ten to the holders of Senior Indebtedness by Holders or the Trustee on their behalf shall, as between the Company, its creditors other than holders of Senior Indebtedness, and the Holders, be deemed to be a payment by the Company to or on account of the Senior Indebtedness. It is understood that the provisions of this Article Ten are intended solely for the purpose of defining the relative rights of the Holders, on the one hand, and the holders of the Senior Indebtedness, on the other hand.

          (b) If any payment or distribution to which the Holders would otherwise have been entitled but for the provisions of this Article Ten shall have been applied, pursuant to the provisions of this Article Ten, to the payment of all amounts payable under Senior Indebtedness, then, and in such case, the Holders shall be entitled to receive from the holders of such Senior Indebtedness any payments or distributions received by such holders of Senior Indebtedness in excess of the amount required to make payment in full, in cash or cash equivalents, of such Senior Indebtedness of such holders.

          SECTION 10.05.  Obligations of Company Unconditional.  (a)  Nothing
                          ------------------------------------
contained in this Article Ten or elsewhere in this Indenture or in the Debentures is intended to or shall impair, as among the Company and the Holders, the obligation of the Company, which is absolute and unconditional, to pay to the Holders the principal of, premium, if any, and interest on the Debentures as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders and creditors of the Company other than the holders of the Senior Indebtedness, nor shall anything herein or therein prevent the Holders or the Trustee on their behalf from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article Ten of the holders of the Senior Indebtedness.

          (b) Without limiting the generality of the foregoing, nothing contained in this Article Ten will restrict the right of the Trustee or the Holders to take any action to declare the Debentures to be due and payable prior to their Stated Maturity pursuant to Section 6.01 of this Indenture or to pursue any rights or remedies hereunder; provided, however, that all Senior Indebtedness then due and payable or thereafter declared to be due and payable shall first be paid in full, in cash or cash equivalents, before the Holders or the Trustee are entitled to receive any direct or indirect payment from the Company of Senior Subordinated Obligations.

          SECTION 10.06.  Notice to Trustee.  (a)  The Company shall give prompt
                          -----------------
written notice to the Trustee of any fact known to the Company that would prohibit the making of any payment to or by the Trustee in respect of the Debentures pursuant to the provisions of this Article Ten. The Trustee shall not be charged with the knowledge of the existence of any default or event of default with respect to any Senior Indebtedness or of any other facts that would prohibit the making of any payment to or by the Trustee unless and until the Trustee shall have received notice in writing at its Corporate Trust Office to that effect signed by an Officer of the Company, or by a holder of Senior Indebtedness or trustee or agent thereof; and prior to the receipt of any such written notice, the Trustee shall, subject to Article Seven, be entitled to assume that no such facts exist; provided that, if the Trustee shall not have received the notice provided for in this Section 10.06 at least two Business Days prior to the date upon which, by the terms of this Indenture, any monies shall become payable for any purpose (including, without limitation, the payment of the principal of, premium, if any, or interest on any Debenture), then, notwithstanding anything herein to the contrary, the Trustee shall have full power and authority to receive any monies from the Company and to apply the same to the purpose for which they were received, and shall not be affected by any notice to the contrary that may be received by it on or after such prior date except for an acceleration of the Debentures prior to such application. Nothing contained in this Section 10.06 shall limit the right of the holders of Senior Indebtedness to recover payments made on account of the Senior Subordinated Obligations which were not permitted to be made as contemplated by this Article Ten. The foregoing shall not apply if the Payment Agent is the Company. The Trustee shall be entitled to rely on the delivery to it of a written notice by a Person representing himself or itself to be a holder of any Senior Indebtedness (or a trustee on behalf of, or other representative of, such holder) to establish that such notice has been given by a holder of such Senior Indebtedness or a trustee or representative on behalf of any such holder.

          (b) In the event that the Trustee determines in good faith that any evidence is required with respect to the right of any Person as a holder of Senior Indebtedness to participate in any payment or distribution pursuant to this Article Ten, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article Ten and, if such evidence is not furnished to the Trustee, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

          SECTION 10.07.  Reliance on Judicial Order or Certificate of
                          --------------------------------------------
Liquidating Agent.  Upon any payment or distribution of assets or securities
-----------------
referred to in this Article Ten, the Trustee and the Holders shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which bankruptcy, dissolution, winding up, liquidation or reorganization proceedings are pending, or upon a certificate of the receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person making such payment or distribution, delivered to the Trustee or to the Holders for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of the Senior Indebtedness and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article Ten.

          SECTION 10.08.  Trustee's Relation to Senior Indebtedness.  (a)  The
                          -----------------------------------------
Trustee and any Paying Agent shall be entitled to all the rights set forth in this Article Ten with respect to any Senior Indebtedness that may at any time be held by it in its individual or any other capacity to the same extent as any other holder of Senior Indebtedness and nothing in this Indenture shall deprive the Trustee or any Paying Agent of any of its rights as such holder.

          (b) With respect to the holders of Senior Indebtedness, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article Ten, and no implied covenants or obligations with respect to the holders of Senior Indebtedness shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness (except as provided in Sections 10.02(c) and 10.03(c) of this Indenture) and shall not be liable to any such holders if the Trustee shall in good faith mistakenly pay over or distribute to Holders of Debentures or to the Company or to any other person cash, property or securities to which any holders of Senior Indebtedness shall be entitled by virtue of this Article Ten or otherwise.

          SECTION 10.09.  Subordination Rights Not Impaired by Acts or Omissions
                          ------------------------------------------------------
of the Company or Holders of Senior Indebtedness.  No right of any present or
------------------------------------------------
future holders of any Senior Indebtedness to enforce subordination as provided in this Article Ten will at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company with the terms of this Indenture, regardless of any knowledge thereof that any such holder may have or otherwise be charged with. The provisions of this Article Ten are intended to be for the benefit of, and shall be enforceable directly by, the holders of Senior Indebtedness.

          SECTION 10.10.  Holders Authorize Trustee to Effectuate Subordination
                          -----------------------------------------------------
of Debentures.  Each Holder by its acceptance of any Debentures authorizes and
-------------
expressly directs the Trustee on its behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article Ten, and appoints the Trustee its attorney-in-fact for such purposes, including, in the event of any dissolution, winding up, liquidation or reorganization of the Company (whether in bankruptcy, insolvency, receivership, reorganization or similar proceedings or upon an assignment for the benefit of creditors or otherwise) tending towards liquidation of the property and assets of the Company, the filing of a claim for the unpaid balance of its Debentures in the form required in those proceedings. If the Trustee does not file a proper claim or proof in indebtedness in the form required in such proceeding at least 30 days before the expiration of the time to file such claim or claims, each holder of Senior Indebtedness is hereby authorized to file an appropriate claim for and on behalf of the Holders.

          SECTION 10.11.  Not to Prevent Events of Default.  The failure to make
                          --------------------------------
a payment on account of principal of, premium, if any, or interest on the Debentures by reason of any provision of this Article Ten will not be construed as preventing the occurrence of an Event of Default.

          SECTION 10.12.  Trustee's Compensation Not Prejudiced.  Nothing in
                          -------------------------------------
this Article Ten will apply to amounts due to the Trustee in its capacity as such pursuant to other sections of this Indenture, including Section 7.07.

          SECTION 10.13.  No Waiver of Subordination Provisions.  Without in any
                          -------------------------------------
way limiting the generality of Section 10.09, the holders of Senior Indebtedness may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders, without incurring responsibility to the Holders and without impairing or releasing the subordination provided in this Article Ten or the obligations hereunder of the Holders to the holders of Senior Indebtedness, do any one or more of the following: (a) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Indebtedness or any instrument evidencing the same or any agreement under which Senior Indebtedness is outstanding or secured; (b) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Indebtedness; (c) release any Person liable in any manner for the collection of Senior Indebtedness; and (d) exercise or refrain from exercising any rights against the Company and any other Person.

          SECTION 10.14.  Payments May Be Paid Prior to Dissolution.  Nothing
                          -----------------------------------------
contained in this Article Ten or elsewhere in this Indenture shall prevent (i) the Company except under the conditions described in Section 10.02 or 10.03, from making payments of principal of, premium, if any, and interest on the Debentures, or from depositing with the Trustee any money for such payments, or
(ii) the application by the Trustee of any money deposited with it for the purpose of making such payments of principal of, premium, if any, and interest on the Debentures to the holders entitled thereto unless, at least two Business Days prior to the date upon which such payment becomes due and payable, the Trustee shall have received the written notice provided for in Section 10.02(b) of this Indenture (or there shall have been an acceleration of the Debentures prior to such application) or in Section 10.06 of this Indenture. Nothing contained in this Section 10.14 shall limit the right of the holders of Senior Indebtedness to recover payments made on account of the Senior Subordinated Obligations which were not permitted to be made as contemplated by this Article Ten. The Company shall give prompt written notice to the Trustee of any dissolution, winding up, liquidation or reorganization of the Company.

          SECTION 10.15.  Consent of Holders of Senior Indebtedness Under the
                          ---------------------------------------------------
Credit Agreement.  The provisions of this Article Ten (including the definitions
----------------
contained in this Article and references to this Article contained in this Indenture) shall not be amended in a manner that would adversely affect the rights of the holders of Senior Indebtedness under the Credit Agreement, and no such amendment shall become effective unless the holders of Senior Indebtedness under the Credit Agreement shall have consented (in accordance with the provisions of the Credit Agreement) to such amendment. The Trustee shall be entitled to receive and rely on an Officers' Certificate stating that such consent has been given.

          SECTION 10.16.  Trust Moneys Not Subordinated.  Notwithstanding
                          -----------------------------
anything contained herein to the contrary, payments from money or the proceeds of U.S. Government Obligations held in trust under Article Eight by the Trustee for the payment of principal of, premium, if any, and interest on the Debentures shall not be subordinated to the prior payment of any Senior Indebtedness (provided that at the time deposited, such deposit did not violate any then outstanding Senior Indebtedness), and none of the Holders shall be obligated to pay over any such amount to any holder of Senior Indebtedness.


                                 ARTICLE ELEVEN
                                 MISCELLANEOUS

          SECTION 11.01.  Trust Indenture Act of 1939.  Prior to the
                          ---------------------------
effectiveness of the Registration Statement, this Indenture shall incorporate and be governed by the provisions of the TIA that are required to be part of and to govern indentures qualified under the TIA. After the effectiveness of the Registration Statement, this Indenture shall be subject to the provisions of the TIA that are required to be a part of this Indenture and shall, to the extent applicable, be governed by such provisions.

          SECTION 11.02.  Notices.  Any notice or communication shall be
                          -------
sufficiently given if in writing and delivered in person or mailed by first class mail addressed as follows:

          if to the Company:
          -----------------

               Silgan Corporation
               4 Landmark Square
               Suite 400
               Stamford, CT  06901
               Attention:  General Counsel
          if to the Trustee:
          -----------------

               The First National Bank of Chicago
               One First National Plaza, Suite 0126
               Chicago, Illinois 60670-0126
               Attention: Corporate Trust Services Division

          The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

          Any notice or communication mailed to a Holder shall be mailed to him at his address as it appears on the Security Register by first class mail and shall be sufficiently given to him if so mailed within the time prescribed. Copies of any such communication or notice to a Holder shall also be mailed to the Trustee and each Agent at the same time.

          Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. Except for a notice to the Trustee, which is deemed given only when received, and except as otherwise provided in this Indenture, if a notice or communication is mailed in the manner provided in this Section 11.02, it is duly given, whether or not the addressee receives it.

          Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

          In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

          SECTION 11.03.  Certificate and Opinion as to Conditions Precedent.
                          --------------------------------------------------
Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

          (i) an Officers' Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

          (ii) an Opinion of Counsel stating that, in the opinion of such Counsel, all such conditions precedent have been complied with.

          SECTION 11.04.  Statements Required in Certificate or Opinion.  Each
                          ---------------------------------------------
certificate
or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

          (i) a statement that each person signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

          (ii) a brief statement as to the nature and scope of the examination or investigation upon which the statement or opinion contained in such certificate or opinion is based;

          (iii) a statement that, in the opinion of each such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

          (iv) a statement as to whether or not, in the opinion of each such person, such condition or covenant has been complied with; provided, however, that, with respect to matters of fact, an Opinion of Counsel may rely on an Officers' Certificate or certificates of public officials.

          SECTION 11.05.  Rules by Trustee, Paying Agent or Registrar.  The
                          -------------------------------------------
Trustee may make reasonable rules for action by or at a meeting of Holders. The Paying Agent or Registrar may make reasonable rules for its functions.

          SECTION 11.06.  Payment Date Other Than a Business Day.  If an
                          --------------------------------------
Interest Payment Date, Redemption Date, Change of Control Payment Date, Excess Proceeds Payment Date, Stated Maturity or date of maturity of any Debenture shall not be a Business Day, then payment of principal of, premium, if any, or interest on such Debenture, as the case may be, need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date, Change of Control Payment Date, Excess Proceeds Payment Date, or Redemption Date, or at the Stated Maturity or date of maturity of such Debenture; provided that no interest shall accrue for the period from and after such Interest Payment Date, Change of Control Payment Date, Excess Proceeds Payment Date, Redemption Date, Stated Maturity or date of maturity, as the case may be.

          SECTION 11.07.  Governing Law.  The laws of the State of New York
                          -------------
shall govern this Indenture and the Debentures. The Trustee, the Company and the Holders agree to submit to the jurisdiction of the courts of the State of New York in any action or proceeding arising out of or relating to this Indenture or the Debentures.

          SECTION 11.08.  No Adverse Interpretation of Other Agreements.  This
                          ---------------------------------------------
Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or any Subsidiary of the Company. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

          SECTION 11.09.  No Recourse Against Others.  No recourse for the
                          --------------------------
payment of the principal of, premium, if any, or interest on any of the Debentures, or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company contained in this Indenture, or in any of the Debentures, or because of the creation of any Indebtedness represented thereby, shall be had against any incorporator or against any past, present or future partner, shareholder, other equityholder, officer, director, employee or controlling person, as such, of the Company or of any successor Person, either directly or through the Company or any successor Person, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that all such liability is hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issue of the Debentures.

          SECTION 11.10.  Successors.  All agreements of the Company in this
                          ----------
Indenture and the Debentures shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successor.

          SECTION 11.11.  Duplicate Originals.  The parties may sign any number
                          -------------------
of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

          SECTION 11.12.  Separability.  In case any provision in this Indenture
                          ------------
or in the Debentures shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

          SECTION 11.13.  Table of Contents, Headings, Etc.  The Table of
                          --------------------------------
Contents, Cross-Reference Table and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms and provisions hereof.

                                   SIGNATURES

          IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of the date first written above.


                                     SILGAN CORPORATION


                                     By:  /s/ Harley Rankin, Jr.
                                          --------------------------------
                                          Name:  Harley Rankin, Jr.
                                          Title: Executive Vice President,
                                                 Chief Financial Officer and
                                                 Treasurer


                                     THE FIRST NATIONAL BANK
                                        OF CHICAGO


                                     By:  /s/ Richard D. Manella
                                          ---------------------------------
                                          Name:  Richard D. Manella
                                          Title: Vice President